Exhibit 10.31

OFFICE LEASE

between

OTR,

an Ohio general partnership,

as Nominee of The State Teachers Retirement Board of Ohio,

a statutory organization created by the laws of Ohio

(Landlord)

and

GUIDANCE SOFTWARE, INC.,

a Delaware corporation

(Tenant)

for Premises

44 Montgomery Street, Suite 750

San Francisco, California

i

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”), dated June 30, 2014, is made and entered into by and between OTR, an Ohio general partnership, as Nominee of The State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio (“Landlord”), and GUIDANCE SOFTWARE, INC., a Delaware corporation (“Tenant”), upon the following terms and conditions which are hereby agreed to by Landlord and Tenant.

ARTICLE I
SUMMARY AND CERTAIN DEFINITIONS

Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein:

Section 1.1                                   Building.  The term “Building” shall mean that certain office building located at 44 Montgomery Street in San Francisco, California, commonly known as 44 Montgomery Street, together with any related land, improvements, common areas, driveways, sidewalks and landscaping.

Section 1.2                                   Premises.  The term “Premises” shall mean the portion of the Building that is identified as the Premises on the diagram attached hereto as Exhibit A. The exact boundaries of the Premises shall extend to the unfinished interior surface of all perimeter walls, except glazing, which shall be included within the Premises, the unfinished surface of all floors, and the underside of the floor above the Premises that forms the ceiling of the Premises. Notwithstanding the foregoing, the Premises shall not be deemed to include the roof, the exterior surface of the walls of the Premises, any structural portions of the Building or any utility installations serving other portions of the Building. Landlord reserves to itself the use of the roof, exterior walls and the area beneath the Premises, together with the right to install, maintain, use, repair and replace plumbing, telephone facilities, equipment, machinery, connections, pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Building. The Premises shall initially be designated as Suite 750.

Section 1.3                                   Rentable Area of the Premises.  The term “Rentable Area of the Premises” shall mean six thousand twenty-seven (6,027) square feet, which Landlord and Tenant have stipulated as the Rentable Area of the Premises calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 (“BOMA”).

Section 1.4                                   Lease Year.  The term “Lease Year” shall mean each twelve month period during the term hereof ending on December 31; provided, that the first Lease Year shall commence on the Commencement Date and shall end on the next succeeding December 31, and the last Lease Year shall end upon the expiration of the term hereof, as the same may be extended.

Section 1.5                                   Lease Term.  The term “Lease Term” shall mean the period commencing on the Commencement Date, and, unless sooner terminated as hereinafter provided, shall continue until the Expiration Date, as the same may be extended.

Section 1.6                                   Commencement Date; Rent Commencement Date.  Subject to adjustment as provided in Section 3.1, the term “Commencement Date” shall mean the date Landlord delivers the Premises to Tenant in the condition required under Section 2.2 below (which is anticipated to occur on December 1, 2014); provided that in no event shall the Commencement Date occur prior to December 1, 2014 without Tenant’s written consent.  The “Rent Commencement Date” shall be the date that is one (1) month following the Commencement Date (which is anticipated to occur on January 1, 2015).

Section 1.7                                   Expiration Date.  Subject to adjustment as provided in Section 3.1, the term “Expiration Date” shall mean the expiration of the sixty-first (61st) full calendar month following the Rent Commencement Date.

Section 1.8                                   Base Year.  The term “Base Year” shall mean the calendar year 2015.

Section 1.9                                   Base Rent.  Subject to adjustment as provided in Article IV, the term “Base Rent” shall mean the following amounts for the following period:

PERIOD	MONTHLY BASE RENT		ANNUAL RATE/RSF		ANNUAL BASE RENT
Month 1 – 12*	$24,610.25	*	$49.00	*	$295,323.00	*
Month 13 – 24	$25,348.56		$50.47		$304,182.69
Month 25 – 36	$26,109.01		$51.98		$313,308.17
Month 37 – 48	$26,892.29		$53.54		$322,707.42
Month 49 – 60	$27,699.05		$55.15		$332,388.64
Month 61	$28,530.03		$56.80		N/A

*Subject to abatement pursuant to Section 4.1 below.

“Month 1” shall commence on the Rent Commencement Date and end on the last day of the first (1st) full calendar month thereafter, and each subsequent Month shall be the calendar month commencing on the day after the expiration of the prior Month, except that the last Month set forth above shall be such period as shall end on the expiration or sooner termination of the Lease

Section 1.10                            Tenant’s Percentage Share.  Subject to adjustment by the Tenant Acceptance Letter attached hereto as Exhibit “D,” the term “Tenant’s Percentage Share” shall mean ninety-seven one-hundredths percent (0.97%) with respect to increases in Property Taxes and Operating Expenses (as such terms are hereinafter defined).  Tenant’s Percentage Share has been determined by dividing the Rentable Area of Premises by the total rentable area of the Building (which as of the date hereof is stipulated to be 622,219 rentable square feet), and Landlord and Tenant hereby stipulate to the accuracy of the determination of Tenant’s Percentage Share. Landlord may reasonably re-compute Tenant’s Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Premises or Building; provided that (a) any such re-computation resulting from reconfigurations, additions or modifications to the Building shall apply to the Base Year as well as to the then-current Lease Year for purposes of determining the amount, if any, owed by Tenant with respect to increases in Property Taxes and Operating Expenses, and (b) any such re-computation in connection with a reconfiguration, addition or modification of the Building that are undertaken at Landlord’s election, and are not required to comply with Applicable Laws (as defined below), shall not materially increase Tenant’s financial obligation under this Lease.

Section 1.11                            Prepaid Rent.  The term “Prepaid Rent” shall mean Twenty-Four Thousand Six Hundred Ten and 25/100 Dollars ($24,610.25) delivered by Tenant to Landlord upon execution of this Lease. The Prepaid Rent shall be applied against the first month Tenant must pay monthly Base Rent as set forth in this Lease.  The Prepaid Rent shall not be a deposit and no trust relationship is created thereby.

Section 1.12                            Security Deposit.  The term “Security Deposit” shall mean Twenty-Eight Thousand Five Hundred Thirty and 03/100 Dollars ($28,530.03) delivered by Tenant to Landlord to secure Tenant’s performance of its obligations hereunder.

Section 1.13                            Tenant’s Permitted Use.  The term “Tenant’s Permitted Use” shall mean general office use, and no other use.

Section 1.14                            Business Hours.  The term “Business Hours” shall mean the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturdays (federal and state holidays excepted). “Holidays” are defined to be the following days: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and to the extent of utilities or services provided by union members engaged at the Building, such other holidays observed.

Section 1.15                            Landlord’s Address for Notices.  The term “Landlord’s Address for Notices” shall mean: OTR: 44 Montgomery, Attn: Property Manager, 44 Montgomery Street, Suite 1650, San Francisco, CA 94104-4610, with a copy (but which copy shall not constitute notice) to OTR, Attn: Director of Real Estate, 275 Broad Street, Columbus, OH 43215-3771.

Section 1.16                            Tenant’s Address for Notices.  The term “Tenant’s Address for Notices” shall mean:

Before and after the Commencement Date:

Guidance Software, Inc.
1055 East Colorado Boulevard, 4th Floor
Pasadena, California 91106
Attn:  General Counsel

With a copy to:

Guidance Software, Inc.
1055 East Colorado Boulevard, 4th Floor
Pasadena, California 91106
Attn:  Facilities Manager

After the Commencement Date, with a further copy to:

Guidance Software, Inc.
44 Montgomery Street, Suite 750
San Francisco, California 94104
Attn:  Office Manager

Section 1.17                            Landlord’s Address for Payment.  The term “Landlord’s Address for Payment” shall mean: 44 Montgomery, P.O. Box 633176, Cincinnati, OH 45263-3176.

Section 1.18                            Brokers.  The term “Brokers” shall mean SEAGATE PROPERTIES, INC. and CRESA.

ARTICLE II
PREMISES

Section 2.1                                   Lease of Premises.  Commencing on the Commencement Date, Landlord agrees to and shall lease the Premises to Tenant, and Tenant agrees to and shall lease and hire the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease.

Section 2.2                                   Acceptance of Premises.

(a)                                 Prior to Tenant’s taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises and the Substantial Completion of the Landlord Work (as such terms are defined below). Within five (5) business days after such review, Landlord and Tenant shall execute and deliver to each other duplicate original counterparts of the Tenant Acceptance Letter.

(b)                                 Tenant acknowledges and agrees that, as of the date of this Lease, Tenant has been given the opportunity to conduct its own investigation of the Premises and the physical condition thereof, including, without limitation, the accessibility and location of utilities, the improvements, and the presence of Hazardous Substance (as defined in Section 6.3), and any other matters which in Tenant’s judgment might affect or influence Tenant’s use of the Premises or Tenant’s willingness to enter into this Lease. Tenant recognizes that Landlord would not lease the Premises except on an “as is” and “with all faults” basis (subject to Landlord’s repair and maintenance obligations set forth in this Lease) and acknowledges that, except as set forth in this Lease, Landlord has made no representation of any kind in connection with the improvements to, or the physical conditions on, or bearing on the use of, the Premises. Tenant shall rely solely on Tenant’s own inspection and examination of such items and not on any representations of Landlord, express or implied. By Tenant’s acceptance of possession of the Premises, Tenant shall be deemed to conclusively acknowledge that Tenant accepts the Premises on an “as is and with all faults” basis and that Landlord, except as set forth in Exhibit B or as may be expressly agreed by Landlord in writing or as set forth in this Lease, has no obligation to alter, repair, renovate, or render fit for Tenant’s occupancy, any part of the Premises.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a person certified pursuant to Section 4459.2 of the California Government Code (a Certified Access Specialist).  Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code.

(c)                                  Tenant further acknowledges and agrees that Tenant has been given the opportunity to examine and inspect all matters with respect to Property Taxes, Operating Expenses, insurance costs, permissible uses, zoning, covenants, conditions and restrictions, and all other matters which in Tenant’s judgment might bear upon the value and suitability of the Premises for Tenant’s purposes or Tenant’s willingness to enter into this Lease; provided that such examination and inspection of Property Taxes and Operating Expenses pertains only to the extent of the information and documents provided by Landlord. Tenant has and will rely solely on Tenant’s own inspection and examination of such items. Tenant’s execution hereof shall be conclusive evidence of Tenant’s full satisfaction of its inspection and examination.

ARTICLE III
TERM

Section 3.1                                   Term.  Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.5 of this Lease, commencing on the Commencement Date described in Section 1.6 of this Lease and ending on the Expiration Date described in Section 1.7 of this Lease; provided, however, that, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Section 1.6 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and the Expiration Date described in Section 1.7 of this Lease shall be extended by an equal number of days.  At the request of either Landlord or Tenant in the event of such extensions in the commencement and expiration dates of the term of the Lease, Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions.

Notwithstanding anything to the contrary contained herein, if the Commencement Date does not occur on or before March 1, 2015, as such date may be extended by Tenant Delay (as defined below) or any event described in Section 18.14 below (such date, as so extended, the “Trigger Date”), then Tenant may terminate this Lease upon written notice to Landlord given within fifteen (15) calendar days after the Trigger Date; provided, however, that Tenant’s termination notice shall be void and of no force or effect if the Commencement Date shall occur within fifteen (15) days after Landlord’s receipt of Tenant’s termination notice.  The foregoing right of Tenant to terminate this Lease shall be Tenant’s sole remedy for such delay in the Commencement Date.

Section 3.2                                   Early Entry.  Tenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Landlord to enter upon the Premises, at Tenant’s sole risk and expense during the construction of the Landlord Work and prior to the Commencement Date, as reasonably determined by Landlord, for the purpose of installation of furniture, fixtures and equipment; provided, however, that (a) the provisions of this Lease, other than with respect to the payment of Base Rent, Property Taxes and Operating Expenses shall apply during such early entry, including, but not limited to, the provisions of Article X, (b) prior to any such entry, Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Article X, and (c) Tenant shall not interfere with the completion of the Landlord Work (as defined in the Work Letter) in any way.  Upon Tenant’s breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon notice to Tenant.

Section 3.3                                   Option to Extend Lease Term.

(a)                                 Tenant shall have one option to extend (the “Option to Extend”) the initial Lease Term for one (1) additional period of five (5) years (the “Extension Term”), subject to the following conditions:  (i) the Option to Extend shall only be exercised by irrevocable written notice of exercise given to Landlord not sooner than twelve (12) months and not later than nine (9) months before the Expiration Date; (ii) at the time the Option to Extend is exercised and at the commencement of the Extension Term, this Lease shall be in full force and effect, and Tenant shall not then be in default beyond any applicable notice and cure period; and (iii) except in connection with a Permitted Transfer (as defined below) Tenant has not assigned this Lease nor sublet all or a portion of the Premises, or if so sublet, no subletting is then in effect at the time the Option to Extend is exercised and at the commencement of the Extension Term, it being understood and agreed that the Option to Extend is personal to the Tenant originally named herein and any Permitted Transferee (as defined below).  If Tenant fails to exercise the Option to Extend strictly in the manner set forth hereunder, any purported exercise shall be null and void and of no force or effect, and the Option to Extend shall terminate and be deemed waived by Tenant.

(b)                                 Within twenty (20) days after Landlord’s receipt of Tenant’s written notice of exercise of the Option to Extend, Landlord shall notify Tenant of Landlord’s good faith determination of the monthly Base Rent that will become applicable pursuant to Section 3.3(c) below.  If Tenant in good faith disputes Landlord’s determination of Base Rent as indicated in the notice given by Landlord, Tenant shall so notify Landlord within ten (10) business days after Tenant receives Landlord’s determination of Base Rent, and if such dispute is not resolved by negotiation between the parties within ten (10) business days after Tenant’s notice is given, the Fair Market Rent (as defined below) shall be determined by appraisal pursuant to Section 3.3(d) below.  If the Base Rent is not determined as of the commencement of the Extension Term, then Tenant’s monthly payments of Base Rent shall be in an amount equal to the monthly Base Rent payable by Tenant immediately prior to the scheduled Expiration Date.  Within thirty (30) days following the resolution of such dispute by the parties or the decision of the arbitrators, as applicable, Tenant shall pay to Landlord the amount of any deficiency in the Base Rent previously paid, or Landlord shall pay to Tenant any excess or credit the excess to the next succeeding installments of Base Rent in the Base Rent previously paid, as the case may be.

(c)                                  In the event the Option to Extend is exercised by Tenant as required herein, the Lease Term shall be extended for the Extension Term subject to all of the terms and conditions of this Lease, provided that:  (1) there shall be no further option to extend the Lease Term beyond the Extension Term; (2) the monthly Base Rent during the Extension Term shall be the “Fair Market Rent”, which means the rental rate for comparable space under primary lease (and not sublease) to new tenants, taking into consideration the unique quality and prestige of the Building and such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in first class, reputable, established high rise office buildings in comparable locations in the San Francisco Financial District, in comparable physical and economic condition (“Comparable Buildings”), taking into consideration the then prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g., not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate); (3) Landlord shall have no obligation to improve, or provide Tenant with allowances for improvement of, the Premises; and (4) the Base Year shall be the calendar year in which the Extension Term commences.

(d)                                 If Fair Market Rent is to be determined by appraisal, then, within twenty (20) days after the expiration of the ten (10)-day negotiation period, Landlord and Tenant shall each appoint as an appraiser an independent real estate broker with at least five (5) years of experience in leasing office space in the San Francisco Financial District, and give notice of such appointment to the other.  If either Landlord or Tenant shall fail timely to appoint an appraiser, the appointed appraiser shall select the second appraiser within ten (10) days after the failure of Landlord or Tenant, as the case may be, to appoint.  Such appraisers shall, within fifteen (15) days after the appointment of the last of them to be appointed, complete their determinations of Fair Market Rent pursuant to the terms set forth in Section 3.3(c) above, and submit their appraisal reports to Landlord and Tenant.  If the valuations vary by five percent (5%) or less of the higher value, the Fair Market Rent shall be the average of the two valuations.  If the valuations vary by more than five percent (5%) of the higher value, the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third appraiser who shall be similarly qualified and independent.  If the two appraisers shall be unable to agree timely on the selection of a third appraiser, then either appraiser, on behalf of both, may request such appointment by the presiding judge of the Superior Court of California for the City and County of San Francisco.  The third appraiser independently shall, within thirty (30) days after his or her appointment, select the determination of Fair Market Rent that is determined by either Landlord’s appraiser or Tenant’s appraiser, and shall not make any “compromise” determination.  Landlord and Tenant shall each pay the fees of their respective appraisers, or the appraiser selected on their behalf in the event Landlord or Tenant shall fail to timely appoint, as provided above.  The fees of the third appraiser, if there be one, shall be paid one-half by Landlord and one-half by Tenant.

ARTICLE IV
RENTAL

Section 4.1                                   Base Rent Payment.  Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Lease Term. Thereafter the Base Rent described in Section 1.9, as adjusted in accordance with this Section 4, shall be payable in advance on the first day of each calendar month commencing on the Rent Commencement Date.  Tenant shall not be required to pay Base Rent or Tenant’s Percentage Share of increases in Operating Expenses or Property Taxes during the period beginning on the Commencement Date and ending on the date immediately before the Rent Commencement Date.  If the Rent Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction, offset, recoupment, or other counterclaim, in lawful money of the United States at Landlord’s office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

Provided no default or event of default, however denominated under the Lease has occurred, and no act, event, or condition, would, with or without the passage of any notice, grace or cure period, constitute a default or event of default under the Lease, Tenant shall not be required to pay Base Rent for the Premises for the period commencing on the first (1st) day of Month 2 and ending on the expiration of Month 2 (the “Rent Concession”); however, the total amount of Base Rent abated with respect to the Rent Concession shall not exceed $24,610.25.  In the event Tenant is in default under the Lease beyond any applicable notice and cure period, the Base Rent shall immediately return to the amount which would be due in the absence of the Rent Concession, from the date of the first occurrence of such default.  Landlord and Tenant hereby acknowledge and agree that the requirement of the payment of the Rent Concession does not constitute a penalty or forfeiture, but rather only the reinstatement of Base Rent otherwise due.

Section 4.2                                   Base Year; Property Taxes and Operating Expenses.  Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein:

(a)                                 Property Taxes. The term “Property Taxes” shall mean all real property taxes and personal property taxes, licenses, charges and assessments which are levied, assessed or imposed by any governmental or quasi-governmental authority, improvement or assessment district with respect to the Building or any other fixtures, improvements, equipment or other property of Landlord real or personal, located in the Building and used in connection with the operation thereof, whether or not now customary or within the contemplation of the parties hereto, including, without limitation, assessments (whether they be general or special), sewer rents and charges, transit fees or taxes, housing funds, education funds, street or highway fees, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes). Property Taxes shall also include all fees and costs, including attorney’s fees, appraisals and consultants’ fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes. Property Taxes for any calendar year shall be Property Taxes which are due for payment or paid in such year, rather than Property Taxes which are assessed or become a lien during such year. Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Building. In the event that it shall not be lawful for Tenant to reimburse Landlord for Tenant’s percentage share of any Property Tax, as defined herein, the rent payable to Landlord under this Lease shall be revised to yield to Landlord the same net rent from the Premises after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.  Property Taxes shall exclude all penalties, fines, interest and late charges for Landlord’s failure to timely pay Property Taxes.

(b)                                 Operating Expenses. The term “Operating Expenses” shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building (excluding Property Taxes), including, without limitation:

(i)                                     management fees for the management of the Building or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the rate of compensation then being charged for comparable buildings in San Francisco, California, but in no event less than five percent (5%) of all Gross Rental derived from the Building (“Gross Rental” shall mean base rent and any additional rent payable by tenants);

(ii)                                  insurance premiums and the deductible portion for any insurance Landlord now or hereafter maintains, such coverage may include property, casualty, liability, earthquake, rental interruption, or workers compensation insurance;

(iii)                               salaries, wages, and other amounts paid or payable for personnel including the Building manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Building, including contributions and premiums towards fringe benefits, unemployment, disability and worker’s compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building;

(iv)                              cleaning expenses, including, without limitation, janitorial services, window cleaning, and garbage and refuse plants;

(v)                                 landscape expenses, including, without limitation, irrigation, trimming, mowing, fertilizing, seeding, and replacing plants;

(vi)                              heating, ventilating, air conditioning, steam and other utility expenses, including, without limitation, fuel, gas, electricity, water, sewer, telephone, waste, garbage and other services;

(vii)                           maintaining operating, repairing and replacing components of equipment or machinery, including, without limitation, heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management system, including service contractors, maintenance contracts, supplies and parts;

(viii)                        other items of repair or maintenance of elements of the Building;

(ix)                              the costs of policing, security and supervision of the Building;

(x)                                 fair market rental and other costs with respect to the management office for the Building;

(xi)                              the cost of the rental of any machinery or equipment and the cost of supplies used in the maintenance and operation of the Building;

(xii)                           audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building;

(xiii)                        capital expenditures (a) made primarily to reduce Operating Expenses or to comply with any laws or other governmental requirements applicable to the Building with which the Building was not required to comply during the Base Year, or to comply with any amendment or other change to the enactment or interpretation of any laws or other governmental requirements from its enactment or interpretation during the Base Year, or (b) for replacements (as opposed to additions or new improvements) of items located in the common areas of the Building, required to keep such areas in good condition; provided all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (x) their useful lives, or (y) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, together with interest on the unamortized balance at the reference rate charged, as of the date such improvements or capital assets are constructed or acquired, by the Bank of America, San Francisco main office, plus two percent (2%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired;

(xiv)                       legal fees and expenses;

(xv)                          payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development; and

(xvi)                       depreciation of all personal property, supplies, tools, equipment and fixtures used in the management, operation and maintenance of the Building, including, without limitation, furniture and artwork provided in the corridors and common areas of the Building.

(c)                                  Exclusions from Operating Expenses. Operating Expenses shall not include the following:  (i) costs of alteration of the premises of tenants of the Building; (ii) interest and principal payments on mortgages, other debt costs, or rental payments under any ground lease; (iii) real estate brokerage and leasing commissions; (iv) expenses incurred in enforcing obligations of other tenants of the Building; (v) salaries and other compensation of executive officers of the managing agent of the Building senior to the Building director of leasing or manager; (vi) costs of any special service provided to any one tenant of the Building but not to tenants of the Building generally, including without limitation, improvement allowances, tenant concessions, and other similar costs and expenses (including permit, license and inspection fees); (vii) costs of marketing or advertising the Building; (viii) costs of capital improvements, except as provided in Section 4.2(b) above; (ix) depreciation; (x) marketing costs including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building; (xi) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source; (xii) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (xiii) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement that is not expressly includable as an Operating Expense in Section 4.2(b) above; (xiv) costs incurred by Landlord in disputes between Landlord and other tenants or Tenant (unless included in attorneys’ fees and costs taxed to Tenant in connection with litigation); (xv) overhead and profit increment paid by Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same materially exceeds the costs of such goods and/or services available from unaffiliated third parties on a competitive basis; (xvi) Landlord’s general corporate overhead and general and administrative expenses; (xvii) electric power costs for which any tenant directly contracts with the local public service company; (xviii) costs arising from Landlord’s political or charitable contributions (other than Building Owners and Managers Association); (xix) costs for acquisition of sculpture, paintings and other objects of art; (xx) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, or outside fees paid in connection with disputes with other tenants; (xxi) expenses incurred to repair or remedy damages caused by the gross negligence or willful misconduct of Landlord or its agents; (xxii) reserves of any kind (except to the extent included as part of an assessment under any planned unit development covenants, conditions and restrictions recorded against the building); (xxiii) fines, penalties, legal fees or other similar costs or charges incurred by Landlord due to the violation of laws by any party other than Tenant (including Landlord, its agents or any other tenant); (xxiv) damages, interest or attorneys’ fees incurred due to a violation by Landlord (or claim of violation against Landlord) under the terms of any lease or other agreement to which Landlord is bound; and (xxv) the cost of any large scale abatement, removal, or other remedial activities with respect to Hazardous Materials (as defined below), provided, however, Operating Expenses may include the costs attributable to those actions taken by Landlord in connection with the ordinary operation and maintenance of the Building, including costs incurred in removing limited amounts of Hazardous Materials from the Building when such removal or spill is directly related to such ordinary maintenance and operation.

(d)                                 Adjustment. If the Building does not have ninety-five percent (95%) occupancy during an entire calendar year, including the Base Year, then the variable cost component of “Property Tax” and “Operating Expenses” shall be equitably adjusted so that the total amount of Property Tax and Operating Expenses equals the total amount which would have been paid or incurred by Landlord had the Building been one hundred percent (100%) occupied for the entire calendar year.

Section 4.3                                   Tax and Operating Expense Adjustment.  In addition to the payment of Base Rent and other charges under this Lease and during each Lease Year subsequent to the Base Year, Tenant shall also pay Landlord: (i) Tenant’s Percentage Share of the total dollar increase, if any, in Property Taxes for such year over Property Taxes for the Base Year; and (ii) Tenant’s Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord during such year over Operating Expenses paid or incurred by Landlord during the Base Year (collectively, the “Tax and Operating Expense Adjustment”). A decrease in Property Taxes or Operating Expenses below the Base Year amounts shall not decrease the amount of the Base Rent due hereunder or give rise to a credit in favor of Tenant.

Section 4.4                                   Adjustment Procedure; Estimates.  The Tax and Operating Expense Adjustment shall be determined and paid as follows:

(a)                                 Estimates. During each calendar year subsequent to the Base Year, Landlord shall give Tenant written notice of its estimate of the Property Tax and Operating Expense Adjustment for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

(b)                                 Landlord’s Statement. Within one hundred twenty (120) days after the close of each Lease Year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year’s Property Taxes and Operating Expenses, and the actual Tax and Operating Expense Adjustment, as determined by Landlord (the “Landlord’s Statement”). No delay in providing the Landlord Statement shall act as a waiver of Landlord’s right to increase in payment pursuant to the Tax and Operating Expense Adjustment. Such Landlord’s Statement shall be binding upon Tenant, except as specifically provided in Section 4.5 below. If the amount of the actual Tax and Operating Expense Adjustment is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord within five (5) days after receipt of the Landlord’s Statement. If the amount of the actual Tax and Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against the next Rent due (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant. For any partial Lease Year at the beginning or end of the Term, the Tax and Operating Expense Adjustment shall be prorated on the basis of a 365-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Lease Term.

(c)                                  Termination. If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.3 to be performed after such termination. Notwithstanding the termination of this

Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant’s receipt of Landlord’s final Landlord Statement for the calendar year in which this Lease terminates, the amount of Tenant’s Tax and Operating Expense Adjustment for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

Section 4.5                                   Review of Landlord’s Statement.  Provided, that Tenant is not then in default in the payment of Base Rent beyond any applicable grace or cure period, and provided further that Tenant strictly complies with the provisions of this Section 4.5, Tenant shall have the right, once each calendar year, to review supporting data for any portion of a Landlord’s Statement (provided, however, Tenant may not have an audit or review right to all documentation relating to Building operations as this would far exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available and provided further that such audit or review shall be of information relating to Landlord’s Statement not more than one (1) year before the Landlord’s Statement in question), in accordance with the following procedure:

(a)                                 Notice. Tenant shall, within sixty (60) days after any such Landlord’s Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord’s Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord’s Statement. Except as expressly set forth below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant’s obligation to make all payments of Base Rent and all payments of Tenant’s Tax and Operating Expense Adjustment) pending the completion of and regardless of the results of any review of records under this Section 4.5. The right of Tenant under this Section 4.5 may only be exercised once for any Landlord’s Statement and must be exercised within one year after the date of the Landlord’s Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.5 for a particular Landlord’s Statement shall be deemed waived.

(b)                                 Records. Tenant acknowledges that Landlord maintains its records for the Building at Landlord’s manager’s corporate offices presently located at the address at the Building set forth in Section 1.15 and Tenant agrees that any review of records under this Section 4.5 shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants of national standing. Tenant acknowledges and agrees that any records reviewed under this Section 4.5 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

(c)                                  Landlord’s Review; Reconciliation. Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from the Landlord’s Statement shall be deemed to be correct. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Tax and Operating Expense Adjustment. In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord’s actual accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax and Operating Expense Adjustment.

Section 4.6                                   Late Charge; Interest.

(a)                                 Late Charge. Tenant hereby acknowledges that late payment of rent and other sums due hereunder after the expiration of any applicable grace period will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord when due or if a grace period is applicable, prior to the expiration of the grace period, Tenant shall pay to Landlord a one-time late charge equal to five percent (5%) of such overdue amount (i.e., multiple late charges shall not be due with respect to a single overdue amount nor will late charges be assessed where the subject overdue amount is a late charge). The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to an overdue amount, or prevent Landlord from exercising any of the other rights or remedies provided for herein, at law or in equity.

(b)                                 Default Interest. Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate that is the lesser of (i) ten percent (10%) per annum, and (ii) the highest rate legally permitted, provided, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

Section 4.7                                   Additional Rent.  For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental, together with the Base Rent, Rent Adjustment, and Tax and Operating Expense Adjustment, shall sometimes be referred to in this Lease as “Rent”.

Section 4.8                                   Additional Taxes.  In addition to all other sums to be paid by Tenant hereunder, Tenant shall pay or reimburse Landlord upon demand for any and all of the following items (hereinafter collectively referred to as “Impositions”) whether or not now customary or in the contemplation of the parties hereto: taxes (other than local, state and federal partnership or corporate income taxes measured by the net income of Landlord from all sources and other than estate or inheritance taxes), assessments (including, without limitation, all assessments for public improvements, services or benefits, irrespective of when commenced or completed), excises, levies, business taxes, possessory interest taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority, but only to the extent the Impositions are (a) upon or measured by the rental or other charges payable hereunder, including, without limitation, any gross receipts tax or excise tax levied by the City and County of San Francisco, the State of California, the Federal Government or any other governmental body with respect to the receipt of such rental; (b) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (c) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises, regardless of whether title to such improvements shall be in Tenant or Landlord; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for the Impositions but it is lawful to increase the rental to take into account Landlord’s payment of the Impositions, the rental payable to Landlord under this Lease shall be revised to net Landlord the same net return without reimbursement of Impositions as would have been received by Landlord with reimbursement of Impositions.  All such Impositions shall be paid and/or satisfied prior to delinquency.

ARTICLE V
SECURITY DEPOSIT

Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.12 above. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord may from time to time require Tenant to increase the amount of the Security Deposit in order for the Security Deposit to bear the same ratio to the then Base Rent as the initial Security Deposit bears to the initial Base Rent. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within a reasonable period of time (not to exceed thirty (30) days) after the expiration or termination of this Lease and surrender of the Premises by Tenant; provided, that Landlord may retain the Security Deposit as security for the payment of any Tax and Operating Expense Adjustment following an expiration or termination pursuant to Section 4.4(c) above and shall, upon the determination of such adjustment, apply the retained Security Deposit against any deficiency due Landlord and return the balance, if any, to Tenant. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. TENANT HEREBY WAIVES THE PROVISIONS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AND ALL OTHER PROVISIONS OF LAW, NOW OR HEREAFTER IN FORCE, WHICH PROVIDE THAT LANDLORD MAY CLAIM FROM A SECURITY DEPOSIT ONLY THOSE SUMS REASONABLY NECESSARY TO REMEDY DEFAULTS IN THE PAYMENT OF RENT, TO REPAIR DAMAGE CAUSED BY TENANT OR TO CLEAN THE PREMISES, IT BEING AGREED THAT LANDLORD MAY, IN ADDITION, CLAIM THOSE SUMS REASONABLY NECESSARY TO COMPENSATE LANDLORD FOR ANY OTHER LOSS OR DAMAGE, FORESEEABLE OR UNFORESEEABLE, CAUSED BY THE BREACH OF THIS LEASE OR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ANY OFFICER, EMPLOYEE, AGENT, CONTRACTOR OR INVITEE OF TENANT.

ACKNOWLEDGED AND AGREED:

TENANT:

ARTICLE VI
USE OF PREMISES

Section 6.1                                   Tenant’s Permitted Use.

(a)                                 Tenant shall use the Premises only for Tenant’s Permitted Use as set forth in Section 1.13 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant’s Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant’s use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard. Nothing contained in this Lease shall grant to Tenant the exclusive right to conduct within the Building the business to be conducted by Tenant within the Premises or otherwise limit the right of Landlord to lease space in the Building to any other tenants as it deems proper.

(b)                                 As further consideration to Landlord to enter into this Lease, Tenant covenants and agrees as follows:

(i)                                     Tenant shall not conduct or permit to be conducted in the Premises any sale by auction, or any fire, distress or bankruptcy sale.

(ii)                                  Tenant shall not place or install in the Premises or permit the use in the Premises of any video games, pinball machines or other devices or equipment for amusement or recreation, or any vending machines (except for typical food vending machines used in Comparable Building for the use of Tenant’s employees), newspaper racks, or other coin-operated devices.

(iii)                               Tenant shall not store, display or sell goods or merchandise outside the boundaries of the Premises, nor shall Tenant place or permit portable signs or any other objects or devices to be stored or to remain outside such boundaries, nor shall Tenant solicit in any manner in any portion of the common area.

(iv)                              Tenant shall not use any advertising media which may be heard outside of the Premises and Tenant shall not place or permit the placement of any radio or television antenna, loudspeaker, sound amplifier, phonograph, searchlight, flashing light or other device of any nature outside of the boundaries of the Premises (except for Tenant’s approved identification sign or signs) or at any place where the same may be seen or heard outside of the Premises.

(v)                                 Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy or will in any way increase the existing rate of, affect or cause the cancellation of any fire or other insurance covering the Building or any part thereof or any contents therein. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants in the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, or about the Premises or commit or suffer to be committed any waste in or upon the Premises.

(vi)                              Tenant shall not do anything or permit the doing of anything in connection with Tenant’s business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord, the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord and Tenant.

Section 6.2                                   Compliance With Laws and Other Requirements.

(a)                                 Applicable Law. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force (including, without limitation, the Americans With Disabilities Act and Environmental Laws (defined hereinafter)), with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, as they related to or affect the condition, use or occupancy of the Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or Tenant’s use of the Premises (collectively, the “Applicable Law”). The parties acknowledge and agree that Tenant’s obligation to comply with the Applicable Law as provided herein is a material part of the bargained for consideration for this Lease. Tenant’s obligation under this paragraph shall include, without limitation, the responsibility of Tenant to make substantial repairs and alterations to the Premises, regardless of, among other factors, the relationship of the cost of curative action to the rental payable under this Lease, the length of the then remaining term hereof, the relative benefit of the repairs to Tenant, the degree in which the curative action may interfere with Tenant’s use or enjoyment of the Premises, the likelihood that the parties contemplated the particular law involved, and whether the law involved is related to Tenant’s particular use of the Premises. Tenant waives any rights now or hereafter in whole or in part to otherwise seek redress against the Applicable Law to terminate this Lease, to receive any abatement, diminution, reduction or suspension of payment of rent, or to compel Landlord to make any repairs to comply with any such legal requirements, on account of any such occurrence or situation.

(b)                                 No Violation. Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in Section 18.2.

(c)                                  Disability Access Obligations.  Tenant hereby agrees to use reasonable efforts to notify Landlord if Tenant makes any Alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws, and any disability access improvements to the Building or Premises required due to Alterations or improvements made to the Premises by Tenant shall be the responsibility of Tenant.  Landlord hereby agrees to use reasonable efforts to notify Tenant if Landlord makes any alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws.  Landlord and Tenant hereby acknowledge that prior to the execution of this Lease, Landlord and Tenant executed a Disability Access Obligations Notice pursuant to San Francisco Administrative Code Chapter 38.  In addition, Tenant acknowledges receipt from Landlord of an Access Information Notice in Tenant’s requested language as required by San Francisco Administrative Code Chapter 38, and Tenant hereby confirms that Tenant’s requested language is English.  Tenant acknowledges that such notices comply with the requirements of San Francisco Administrative Code Chapter 38.  Moreover, Tenant hereby waives any and all rights under and benefits of Chapter 38 of the San Francisco Administrative Code or under any similar law, statute, or ordinance now or hereafter in effect.

(d)                                 Landlord’s Obligations.  Except to the extent allocated to Tenant in Section 6.2(a) above (i) Landlord shall be responsible for making any disability access improvements to the portions of the common areas of the Building that are in Tenant’s path of travel to the Premises and are required by Applicable Law with respect to disability access and (ii) Landlord shall be responsible for causing, as of the date of delivery of the Premises to Tenant, the Base Building to comply with all Applicable Laws required for Tenant to occupy the Premises for the purposes leased.  For purposes of the foregoing, “Base Building” means the structural portions of the Building (including exterior walls, roof, foundation and core of the Building), the exterior of the Building and all Base Building systems, including, without limitation, elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, except those special systems installed for specific tenants and the portion of any other Building system within any specific tenant space which exclusively serves such tenant or is otherwise the responsibility of such tenant pursuant to its lease.  Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Section 6.2(d).

Section 6.3                                   Hazardous Materials.

(a)                                 Prohibition. No Hazardous Materials (as defined herein), shall be Handled (as also defined herein), upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees. Notwithstanding the foregoing, normal quantities of Tenant’s Hazardous Materials customarily used in the operation and use of general office activities (e.g., copier fluids and cleaning supplies) may be handled in accordance with applicable Environmental Law at the Premises without Landlord’s prior written consent.

(b)                                 Remediation. Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority (as defined herein), or necessary for Landlord to make full economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant’s Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant’s Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord’s written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.  Tenant shall not be responsible for, nor have any liability with respect to, any Hazardous Materials existing in the Premises prior to the Commencement Date or for any Hazardous Materials brought upon the Premises by Landlord or persons operating under the direction of Landlord.

(c)                                  Additional Documents. Tenant agrees to execute commercially reasonable affidavits, representations, and the like from time to time at Landlord’s request stating Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

(d)                                 Environmental Laws. As used herein, “Environmental Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

(e)                                  Hazardous Materials. As used herein, “Hazardous Materials” means: (a) any material or substance: (i) which is defined or becomes defined as a “hazardous substance”, “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) containing asbestos; (v) which is radioactive; or (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by environmental laws; or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building.

(f)                                   Handle. As used herein, “Handle,” “handle,” “Handled,” “handled,” “Handling,” or “handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

(g)                                  Regulatory Authority. As used herein, “Regulatory Authority” shall mean any federal, state or local governmental agency, commission, board or political subdivision.

Section 6.4                                   OFAC Certification.  Tenant hereby warrants, represents and covenants to and for the benefit of Landlord as follows:

(a)                                 Tenant and each of Tenant’s respective subsidiaries, predecessors, agents, direct and indirect owners and their respective affiliates (collectively, the “Tenant Parties”) have at all applicable times been, are now and will in the future be, in compliance with all laws, statutes, rules and regulations of any federal, state or local governmental authority in the United States of America applicable to the Tenant Parties and all beneficial owners of the Tenant Parties, including, without limitation, those laws, regulations, and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers, or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a financial institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT ACT of 2001, Publ. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. Section 5311, et. Seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1, et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701, et. Seq., and the sanction regulations promulgated pursuant thereto by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”), as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Section 1956 and 1957, and executive orders promulgated pursuant to any of the foregoing, including, without limitation, Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) (the Order and the foregoing rules, regulations, legislation, or orders are collectively called the “Anti-Money Laundering Laws”). Tenant agrees to make Tenant’s policies, procedures and practices regarding compliance with the Anti-Money Laundering Laws available to Landlord for its review and inspection during normal business hours and upon reasonable prior notice;

(b)                                 Tenant has not, after due investigation and inquiry, knowledge or notice of any fact, event, circumstance, situation or condition which could reasonably be expected to result in (i) any action, proceeding, investigation, charge, claim, report or notice being filed, commenced or threatened against any of them alleging any failure to comply with the Anti-Money Laundering Laws, or (ii) the imposition of any civil or criminal penalty against any of them for any failure to so comply;

(c)                                  none of the Tenant Parties are owned or controlled by, nor acts for or on behalf of, any person or entity on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Anti-Money Laundering Laws (collectively the “Lists”) or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Anti-Money Laundering Laws;

(d)                                 Tenant and the Tenant Parties are not included in the Lists;

(e)                                  prior to any changes in direct or indirect ownership of Tenant, Tenant shall give a written notice to Landlord signed by Tenant (i) advising Landlord in reasonable detail as to the proposed ownership change, and (ii) reaffirming that the representations and warranties herein contained will remain true and correct. Should Tenant obtain knowledge that Tenant or any of the Tenant Parties have become listed on the Lists or have been indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Tenant shall immediately notify Landlord; and

(f)                                   Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

ARTICLE VII
UTILITIES AND SERVICES

Section 7.1                                   Building Services.  Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

(a)                                 Elevator Service. Non-attended automatic elevator service (if the Building has such equipment serving the Premises), in common with Landlord and other tenants and occupants and their agents and invitees.

(b)                                 HVAC. During Business Hours, such air conditioning, heating and ventilation as, in Landlord’s reasonable judgment and consistent with Comparable Buildings, are required for the comfortable use and occupancy of the Premises and within ASHRAE’s range of 68 — 78 degrees; provided, however, that if Tenant shall require heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder, Landlord may provide such additional heating, ventilation or air conditioning at such rates and upon such additional conditions as shall be determined by Landlord from time to time.

(c)                                  Water. Water for drinking and if rest rooms are within the Premises, rest room purposes.

(d)                                 Janitorial and Cleaning. Reasonable janitorial and cleaning services, provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant. If the Premises are not used exclusively as offices, Landlord, at Landlord’s sole discretion, may require that the Premises be kept clean and in order by Tenant, at Tenant’s expense, to the satisfaction of Landlord and by persons approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

(e)                                  Electricity. At all reasonable times, electric service equal to the product of five (5) watts per square foot multiplied by the rentable square feet of the Premises, excluding the wattage in connection with Building HVAC systems (the “wattage allowance”); provided, however, that: (i) without Landlord’s consent, Tenant shall not install, or permit the installation, in the Premises of any computers, word processors, electronic data processing equipment or other type of equipment or machines which will increase Tenant’s use of electric current in excess of the wattage allowance; (ii) if Tenant shall require electric service which may disrupt the provision of electrical service to other tenants or be in excess of the wattage allowance, Landlord may refuse to grant its consent or may condition its consent upon Tenant’s payment of the cost of installing and providing any additional facilities required to furnish such excess power to the Premises and upon the installation in the Premises of electric current meters to measure the amount of electricity consumed, in which latter event Tenant shall pay for the cost of such meter(s) and the cost of installation, and repair thereof, as well as for all excess electric current consumed at the rates charged by the applicable local public utility, plus a reasonable amount to cover the additional expenses incurred by Landlord in keeping account of the electricity so consumed; and (iii) if Tenant’s increased electrical requirements will materially affect the temperature level in the Premises or the Building, Landlord’s consent may be conditioned upon Tenant’s requirement to pay such amounts as will be incurred by Landlord to install and operate any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including, but not limited to, the cost of modifications to the air conditioning system. Tenant covenants that at all time its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Rent will then be equitably and periodically adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to Tenant in the Premises.  Notwithstanding the foregoing, any electricity consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant (including, without limitation, the equipment specified in (1) Item 4 of Exhibit B-2 attached hereto, and (2) clause (ii) of the Tenant Alternates set forth in Exhibit B-2 attached hereto), shall be separately metered and the cost of such electricity shall be payable by Tenant to Landlord within thirty (30) days after billing by Landlord.

(f)                                   Payments. Any amounts which Tenant is required to pay to Landlord pursuant to this Section 7.1 shall be payable upon demand by Landlord and shall constitute additional rent.

Section 7.2                                   Interruption of Service.  Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.1, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay Rent, Base Rent, Tax and Operating Expense Adjustment, Additional Rent, and other charges required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant’s obligations hereunder shall not be affected by any such action of Landlord. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.  Notwithstanding the foregoing, if any interruption in, or failure or inability to provide any of the services or utilities described in Section 7.1 is within Landlord’s reasonable control and continues for five (5) or more consecutive business days after Tenant’s written notice thereof to Landlord, and Tenant is unable to use and does not use a material portion of the Premises for Tenant’s business purposes as a result thereof, then Tenant shall be entitled to an abatement of Base Rent and Tax and Operating Expense Adjustment, which abatement shall commence as of the first day after the expiration of such five (5) business day period, and shall be based on the extent of Tenant’s inability to use the Premises for Tenant’s business.  The abatement provisions set forth above shall be inapplicable to any interruption in, or failure or inability to provide any of the services or utilities described in Section 7.1 that is caused by (x) damage by fire or other casualty or a taking (it being acknowledged that such situations shall be governed by Articles XI and XII, respectively), or (y) the negligence or willful misconduct of Tenant or any of Tenant’s agents, employees, contractors or invitees.

Section 7.3                                   Utility Deregulation.

(a)                                 Landlord Controls Selection. Landlord has advised Tenant that presently Pacific Gas & Electric (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Building. In the event of any utility deregulation whereby California utility customers may choose service providers, Landlord may select such utility service provider (each such company shall hereinafter be referred to as an “Alternate Service Provider”) which it deems to be appropriate to service the utility needs of tenants of the Building, with or without regard to the rates charged by such utility service provider, so long as Landlord’s selection is commercially reasonable. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord’s reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements.

(b)                                 Tenant Shall Give Landlord Access. Tenant, at no material charge to Tenant, shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to 44 Montgomery Street’s electric lines, feeders, risers, wiring and any other machinery within the Premises.

(c)                                  Access Control.

(i)                                     Landlord shall provide access control to the Building comparable to other office buildings in the Central Business District in the San Francisco Financial District.

(ii)                                  Landlord’s access control to the Building shall include on-site access control personnel 24-hours a day, 7-days a week, 365-days a year; requiring all Tenant employees to show building identification cards to enter the Building; restricting access by Tenant invitees and guests to those having permission by Tenant to enter the Building; and such other rules and regulations adopted from time to time by Landlord.

(iii)                               Notwithstanding Landlord’s access control or anything else contained in this Lease to the contrary, Landlord shall not be liable for, and Tenant hereby waives and releases any and all claims, causes of actions, damages, liabilities, costs and expenses resulting from unintended or forced incursions into the Building (including, without limitation, criminal or terrorist attacks).

(iv)                              Tenant shall have access to the Premises 24 hours a day, 365 days a year (subject to any temporary shutdown for repairs, for security purposes, for compliance with any Applicable Laws, or due to a force majeure event, or other causes beyond the reasonable control of Landlord).

Section 7.4                                   Energy Disclosure Regulations.  Tenant acknowledges that Landlord may, from time to time, be required to disclose certain information concerning the Building’s energy use pursuant to California Public Resources Code Section 25402.10 and the regulations promulgated pursuant thereto (collectively, together with any future law or regulation regarding disclosure of energy efficiency data with respect to the Building, “Energy Disclosure Regulations”).  Tenant shall cooperate with Landlord with respect to any disclosure and/or reporting requirements pursuant to any Energy Disclosure Regulations.  Without limiting the generality of the foregoing, Tenant shall, within ten (10) days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with the Energy Disclosure Regulations, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant’s name, the number of employees working within the Premises, the operating hours for Tenant’s business in the Premises, and the type and number of equipment operated by Tenant in the Premises.  Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure

Regulations), and any third parties to whom Landlord is required to make the disclosures pursuant to the Energy Disclosure Regulations.  Tenant agrees that neither Landlord nor any Mortgagee (as defined below) shall be liable for any loss, cost, damage, expense or liability related to Landlord’s disclosure of such information provided by Tenant.  In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this paragraph shall be, to the best of Tenant’s knowledge, true and correct in all material respects, Tenant acknowledges that Landlord shall rely on such information, and Tenant shall indemnify, defend and hold harmless the Landlord an any Mortgagee from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with or arising from any breach of the foregoing representation and/or Tenant’s failure to timely provide any information requested by Landlord pursuant to this paragraph.

ARTICLE VIII
MAINTENANCE AND REPAIRS

Section 8.1                                   Landlord’s Obligations.  Except as expressly provided in Sections 8.2 and 8.3 below, Landlord shall maintain the Building, all common areas and all Building systems (including, without limitation, HVAC, plumbing, sprinklers, elevator, security and access control) in good order and repair throughout the Lease Term consistent with the standards of Comparable Buildings; provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 7.2 or Article XI, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Building.

Section 8.2                                   Tenant’s Obligations.  During the Lease Term, Tenant shall, at its sole cost and expense, maintain the Premises in good order and repair (including, without limitation, the carpet, wall covering, doors, plumbing and other fixtures, equipment, alterations and improvements, whether installed by Landlord or Tenant). Further, Tenant shall be responsible for, and within twenty-one (21) days after demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant’s activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant’s property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, partners, employees, agents, contractors or invitees.

Section 8.3                                   Landlord’s Rights.  Landlord and its contractors shall have the right, at all reasonable times and upon at least twenty-four (24) hours prior written, oral or telephonic notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises to make any repairs to the Premises or the Building reasonably or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs.  Landlord shall use commercially reasonable efforts to conduct any such activities at such times and in such manner so as to minimize their disruptive effects upon Tenant’s business operations and its use and occupancy of the Premises.

ARTICLE IX
ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

Section 9.1                                   Landlord’s Consent; Conditions.  Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion if such Alterations are of a structural nature; otherwise Landlord shall not unreasonably withhold, delay or condition its approval of such Alterations. Landlord may impose as a condition to making any Alterations such requirements as Landlord in its sole discretion deems necessary or desirable, including, without limitation: Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to the Alterations, and upon completion of the Alterations, Tenant’s delivery to Landlord for its permanent files one reproducible set of “as built” drawings showing the Alterations as constructed or installed in the Premises; Landlord’s prior written approval of the time or times when the Alterations are to be performed; Landlord’s prior written approval of the contractors and subcontractors performing work in connection with the Alterations; employment of union contractors and subcontractors who shall not cause labor disharmony; Tenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant’s delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; Tenant’s payment to Landlord of all costs and expenses incurred by Landlord because of Tenant’s Alterations, including, but not limited to, costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations; and payment to Landlord of a construction supervision fee in the amount of ten percent (10%) of the costs of the Alterations.  Landlord may also require, as a condition to its consent to any Alterations, that any architect retained by Tenant in connection with such Alterations be certified as a Certified Access Specialist (CASp), and that following the completion of such Alterations, such architect shall certify the Premises as meeting all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53.  Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of the Alterations, Tenant shall provide Landlord with copies of as-built plans. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord’s supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant’s intended use or the proper performance of the Alterations.  Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Article IX, Tenant shall have the right, without Landlord’s consent, to make any Alteration that meets all of the following criteria (a “Cosmetic Alteration”): (a) the Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work), (b) Tenant provides Landlord with twenty-one (21) days’ advance written notice of the commencement of such Alteration, (c) such Alteration does not affect the Building’s electrical, mechanical, life safety, plumbing, security, or HVAC systems or any other portion of the base Building or any part of the Building other than the Premises, (d) the work does not require a building permit or other governmental permit, uses only new materials comparable in quality to those being replaced and is performed in a workman like manner and in accordance with all Applicable Laws, and (e) the cost of such Alteration, when aggregated with the cost of all other Cosmetic Alterations performed during the previous twelve (12) month period, does not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate as to all of the Premises.  At the time Tenant notifies Landlord of any Cosmetic Alteration,

Tenant shall give Landlord a copy of Tenant’s plans for the work.  If the Cosmetic Alteration is of such a nature that formal plans will not be prepared for the work, Tenant shall provide Landlord with a reasonably specific description of the work.

Section 9.2                                   Performance of Alterations Work.

(a)                                 All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction over the Premises and the requirements of all carriers of insurance insuring the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand. No asbestos-containing materials shall be used or incorporated in the Alterations. No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations. Tenant’s contractors and subcontractors shall be acceptable to and approved by Landlord, and shall be subject to administrative supervision by Landlord in their use of the Building and their relationship with Landlord’s contractors or contractors of other tenants in the Building. Notwithstanding anything to the contrary contained in this Lease, Landlord’s approval of any contractors, subcontractors, engineers, architects, suppliers, plans or specifications submitted pursuant hereto shall not be deemed a warranty as to the adequacy of the design, workmanship, quality of materials or compliance with any applicable laws. Tenant’s Alterations shall be completed in a workmanlike manner and the contractors and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be possible the progress of the Alterations without interruption on account of strikes, work stoppage or similar causes of delay. Any damage to the Building caused by Tenant or its contractors or subcontractors in connection with the performance of the Alterations shall be repaired at Tenant’s expense. Tenant agrees to obtain, carry and deliver to Landlord prior to the commencement of any Alterations builder’s all risk insurance in amounts and with endorsements or such coverage as Landlord may require.

(b)                                 Landlord may require Tenant to provide Landlord at Tenant’s sole cost and expense a completion and performance bond in an amount equal to the estimated cost of the Alterations to insure Landlord against any liability for mechanic’s or materialmen’s liens and to insure the completion of such work. Tenant shall also reimburse Landlord any and all costs and expenses incurred by Landlord in connection with the construction of the Alterations, including, without limitation, utilities, trash removal, and temporary barricades, the review of any plans and specifications or supervision of the construction of the Alterations, including, without limitation, architects’ and engineering fees and an administrative fee in the amount of five percent (5%) of the costs of construction of the Alterations.

Section 9.3                                   Liens.  Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys’ fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. With respect to any Alterations having a cost in excess of One Hundred Thousand Dollars ($100,000.00), Tenant shall also secure, prior to commencing any Alterations, at Tenant’s sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens, and Tenant shall give Landlord at least 5 days’ prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. During the progress of such work, Tenant shall, upon Landlord’s request, furnish Landlord with lien releases covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in this Lease for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

Section 9.4                                   Lease Termination.  Except as provided herein, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as existed on the date Tenant first occupied the Premises (whether pursuant to this Lease or an earlier lease), subject to reasonable wear and tear. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant’s Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant’s sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand.  Notwithstanding the foregoing, upon the expiration or earlier termination of the Lease Term, Tenant shall not be required to remove from the Premises any of the improvements existing in the Premises as of the Commencement Date and the Landlord Work described on the plans and specifications attached to this Lease as Exhibit B-1.

Section 9.5                                   Security System.  Subject to Landlord’s reasonable approval and the provisions of Sections 9.01, 9.02, 9.03 and 9.04 above, Tenant, at Tenant’s sole cost and expense, shall have the right to install its own security system within the Premises (including access panels and security cameras), so long as such security system is compatible with the fire and life safety systems of the Building, as reasonably determined by Landlord.  If Tenant installs any of the security features described above, Tenant shall provide Landlord with key cards to access such areas.  Notwithstanding anything to the contrary set forth in this Lease, Tenant may designate in writing certain reasonable areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency.  Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the base Building; (ii) as required by Applicable Laws, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

ARTICLE X
INDEMNIFICATION AND INSURANCE

Section 10.1                            Indemnification.

(a)                                 Tenant. Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, agents and employees, successors and assigns (except to the extent the losses described below are caused by the sole active negligence or willful misconduct of Landlord, its agents and employees), from and against:

(i)                                     any and all loss, cost, damage, liability or expense as incurred (including, but not limited to, reasonable attorneys’ fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death or property damage sustained by such person or persons which arises out of, or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants except to the extent caused by the negligence or willful misconduct of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord’s employees or agents or damage to the Premises or any portion of the Building.  Tenant further assumes all risk of, and agrees that Landlord and any Mortgagee shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) sustained as a result of the Premises not having been inspected by a Certified Access Specialist (CASp).

(ii)                                  any and all environmental damages which arise from: (a) the Tenant’s Handling of any Hazardous Materials, as defined in Section 6.3. For the purpose of this Lease, “environmental damages” shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including, without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord’s marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Tenant’s Handling of Hazardous Materials. To the extent that Landlord is held strictly liable by a court or other governmental agency of competent jurisdiction under any Environmental Laws, Tenant’s obligation to

Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant’s part with respect to the violation of any Environmental Law which results in liability to the Landlord. Tenant’s obligations and liabilities pursuant to this Section 10.1 shall survive the expiration or earlier termination of this Lease.

(b)                                 No Limitation. Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to (a) in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord, or (b) infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

Section 10.2                            Property Insurance.

(a)                                 Tenant All-Risk. At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, “all-risk” property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes, and explosion, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all Alterations made by or for Tenant in the Premises; and (b) Tenant’s trade fixtures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant’s personal property shall be paid to Tenant.

(b)                                 Tenant Business Interruption. At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.2(a).

Section 10.3                            Liability Insurance.

(a)                                 Tenant. At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least One Million Dollars ($1,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars ($2,000,000). All such policies shall be written to apply to all bodily injury, property damage, and personal injury losses, and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

(b)                                 Alcohol. Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys’ fees, arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

Section 10.4                            Workers’ Compensation Insurance.  At all times during the Lease Term, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of California, and Employer’s Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease - Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease - Policy Limit.

Section 10.5                            Policy Requirements.  All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than A-VIII in Best’s Insurance Guide. A certificate of insurance (or, at Landlord’s option, copies of the applicable policies) evidencing the insurance required under this Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy.

Section 10.6                            Waiver of Subrogation.  Each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance or required to be covered, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant or Landlord pursuant to this Article X shall contain a clause denying the applicable insurer any right of subrogation against the other party.

Section 10.7                            Failure to Insure.  If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion.

ARTICLE XI
DAMAGE OR DESTRUCTION

Section 11.1                            Total Destruction.  Except as provided in Section 11.3 below, this Lease shall, at Landlord’s election, terminate if the Building is totally destroyed.

Section 11.2                            Partial Destruction of Premises.  If the Premises are damaged by any casualty and, in Landlord’s opinion, the Premises (exclusive of any Alterations made to the Premises) can be restored to its pre-existing condition within two hundred seventy (270) days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage (the “Damage Estimate”), except as provided in Section 11.3, promptly and with due diligence repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord’s opinion, be made within said two hundred seventy (270) day period, then Landlord shall give tenant written notice of the estimated length of time to restore the Premises (exclusive of any Alterations made to the Premises), and Tenant shall have the one-time right, by written notice given to Landlord within fifteen (15) days after Landlord’s written notice, to terminate this Lease as of the date of the damage or destruction.  Except as provided below, if Tenant fails to exercise this one-time right to terminate, Tenant shall be deemed to have elected not to terminate this Lease and Tenant shall have no further right to terminate this Lease as a result of such damage or destruction. If Tenant elects or is deemed to have elected not to terminate this Lease, Landlord may, at its option, exercisable by written notice given to Tenant within thirty (30) days after Tenant’s election or deemed election, elect to make the repairs within a reasonable time after the damage or destruction, in which event this Lease shall remain in full force and effect but the Rent shall be abated as provided in the preceding sentence; or if Landlord does not so elect to make the repairs, then this Lease shall terminate as of the date of the damage or destruction.

If, during the course of repair, it becomes reasonably apparent to Landlord that the time required to make the repairs is likely to materially exceed Landlord’s Damage Estimate, Landlord shall promptly give Tenant written notice specifying Landlord’s estimate of the number of additional days (the “Additional Repair Period”) required to make such repairs beyond the original Damage Estimate.  If (i) the Additional Repair Period exceeds thirty (30) days (which thirty (30) day period shall be extended by the length of any delay in the completion of the repairs caused by events not within Landlord’s reasonable control or Tenant Restoration Delay (as defined below)), and (ii) the period of time specified in Landlord’s original Damage Estimate plus the Additional Repair Period exceeds three hundred (300) days, then Tenant may give notice to Landlord, within fifteen (15) calendar days after Tenant receives notice of Landlord’s revised estimate, terminating this Lease as of the date fifteen (15) days after Tenant’s notice.  If Tenant does not give notice terminating the Lease within such period, Tenant shall not have any right to terminate this Lease by reason of such delay in completion of the repairs or any further delay in completion of the repairs.  As used herein, “Tenant Restoration Delay” means any delay in completion of the repairs caused by Tenant, including, without limitation, any delay caused by Tenant’s failure to respond to inquiries of Landlord regarding the repairs within a reasonable period of time, or caused by Tenant’s failure to grant Tenant’s approval of materials or finishes for the repairs within a reasonable period of time, or caused by any interference by Tenant, or Tenant’s agents, employees or contractors with the performance of the repairs.  After Landlord becomes aware of any occurrence that will, or is likely to, result in Tenant Restoration Delay, Landlord shall use good faith efforts to promptly notify Tenant of such occurrence together with Landlord’s then good faith estimate of the probable duration of the Tenant Restoration Delay.

Section 11.3                            Exceptions to Landlord’s Obligations.  Notwithstanding anything to the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located; or (c) the damage or destruction occurs less than two (2) years prior to the Expiration Date, exclusive of option periods. Further, Tenant’s Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) such damage or destruction, in whole or in part, arises out of or is the result from the negligence, act or omission of Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant.

Section 11.4                            Waiver.  The provisions contained in this Lease shall supersede any laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination, including California Civil Code Sections 1932 and 1933.

ARTICLE XII
CONDEMNATION

Section 12.1                            Taking.  If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively, “Condemnation”), and if Landlord, at its option, is unable or unwilling to provide substitute premises containing at least as much rentable area as described in Section 1.2 above, then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

Section 12.2                            Award.  In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant’s relocation costs directly associated with the taking, provided such separate award does not diminish Landlord’s award.

Section 12.3                            Temporary Taking.  No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

ARTICLE XIII
INTENTIONALLY OMITTED

ARTICLE XIV
ASSIGNMENT AND SUBLETTING

Section 14.1                            Restriction.  Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a “Transfer”). For purposes of this Lease the term Transfer shall also include (a) if Tenant is a partnership the withdrawal or change, voluntary, involuntary or by operation of law, of a partner, or a transfer of partnership interests, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter) or a limited partnership or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or within a twelve month period: (i) the sale or other transfer of more than an aggregate of twenty percent (20%) of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant’s net assets; provided that the transfer of outstanding capital stock or other listed equity interests through the any recognized national or international securities exchange shall not be included in determining whether control of Tenant has been transferred. A Transfer in violation of the foregoing shall be void and, at Landlord’s option, shall constitute a material breach of this Lease. Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

Section 14.2                            Notice to Landlord.  If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant’s request for Landlord’s consent:

(a)                                 Statement. A statement containing (a) the name and address of the proposed assignee or subtenant; (b) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (c) the type of use proposed for the Premises; and (d) all of the principal terms of the proposed assignment or subletting; and

(b)                                 Original Documents. Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord’s Consent to Sublease or Landlord’s Consent to Assignment and Assumption of Lease, prepared by Landlord.

Section 14.3                            Landlord’s Response.  At any time within twenty (20) business days after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 14.2 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; or (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee. If Landlord does not exercise either of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

Section 14.4                            Landlord’s Consent; Standards.  Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord’s consent shall be deemed reasonably withheld if, in Landlord’s good faith judgment: (a) the proposed assignee or subtenant does not have in Landlord’s reasonable judgment the financial strength to perform its obligations under this Lease or any proposed sublease; (b) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (c) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (d) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building, or is negotiating with Landlord to lease space in the Building; (e) the proposed assignee or subtenant is disreputable; or (f) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord’s reasonable judgment, impact the Building in a negative manner, including, but not limited to, significantly increasing the pedestrian traffic in and out of the Building or requiring any alterations to the Building to comply with applicable laws; (g) the subject space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes; (h) the transferee is a government (or agency or instrumentality thereof), or (i) Tenant has failed to cure a default or a pending default, but for the pendency of any grace or cure period, at the time Tenant requests consent to the proposed Transfer. In the case of an assignment of this Lease, regardless of whether Landlord’s consent is required, and in the event Landlord reasonably determines that the proposed assignee does not have the financial strength to perform its obligations under this Lease, Landlord and Tenant agree that it shall also be reasonable for Landlord to condition Landlord’s consent on the deposit of additional monies to increase the Security Deposit. Tenant shall not be entitled to and Tenant hereby waives any right it may have to make any claim for, money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting or as provided for in this Section 14.4. Tenant’s sole remedy shall be an action or proceeding to enforce any provision hereof, or for specific performance, injunction or declaratory judgment. Tenant acknowledges that Tenant’s rights under this Section 14.4 satisfy the conditions set forth in Section 1951.4 of the California Civil Code with respect to the availability to Landlord of certain remedies for a default by Tenant under this Lease, and which provides, in part: “The lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).”

Section 14.5                            Additional Rent.  If Landlord consents to any such assignment or subletting, fifty percent (50%) of the amount by which all sums or other economic consideration payable to Tenant in connection with such assignment or subletting, whether denominated as rental or otherwise, exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord promptly after receipt as additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder; except that Tenant may recapture, on a straight line amortized basis over the term of the sublease or assignment, Tenant’s costs incurred with such assignment of subleasing for tenant improvements, brokerage fees, marketing fees, and reasonable legal fees.

Section 14.6                            Landlord’s Costs.  If Tenant shall Transfer this Lease or all or any part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as additional rent Landlord’s costs related thereto, including, without limitation, a minimum fee to Landlord of Five Hundred Dollars ($500.00) and Landlord’s actual attorney’s fees and costs.

Section 14.7                            Continuing Liability of Tenant.  Notwithstanding any Transfer, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant or any permitted transferee contained in this Lease to the same extent as if the Transfer had not occurred.

Section 14.8                            Non-Waiver.  The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be a waiver of any of Landlord’s rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.

Section 14.9                            Permitted Transfers.  Notwithstanding anything to the contrary contained in this Article XIV, Tenant shall be entitled to assign this Lease or sublease the Premises, without the requirement of obtaining Landlord’s consent, to (each such person or entity, a “Permitted Transferee”, and each such transaction, a “Permitted Transfer”):  (a) a successor entity related to Tenant in connection with a merger, consolidation or non-bankruptcy reorganization; (b) any entity that controls, is controlled by or is under common control with Tenant (with “control” for the purposes of this subsection (b) to mean not less than fifty-one percent (51%) equity ownership of any entity together with the power to direct the management decisions thereof); or (c) any person or entity which acquires all or substantially all of the assets of Tenant or all or substantially all of Tenant’s stock; provided, however, that (i) for any assignment or sublease, such assignee or sublessee has a net worth (calculated in accordance with generally accepted accounting principles) equal to or exceeding the net worth of Tenant as of the date hereof or the effective date of the Permitted Transfer, whichever is greater, (ii) Tenant provides written notice of any Permitted Transfer not less than ten (10) days prior to the Permitted Transfer (or ten (10) days after any Permitted Transfer if prior notice of such Permitted Transfer is prevented by Applicable Laws or confidentiality restrictions), including financial information reasonably satisfactory to Landlord evidencing compliance with the foregoing net worth requirements; (iii) Tenant delivers to Landlord a copy of the assignment or sublease wherein the Permitted Transferee assumes all of Tenant’s obligations under the Lease or sublets the Premises; and (iv) any such Permitted Transfer is not, whether in a single transaction or in a series of transactions, entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Article XIV.

ARTICLE XV
DEFAULT AND REMEDIES

Section 15.1                            Events of Default By Tenant.  The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

(a)                                 Failure to Pay Rent. The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due. Landlord’s acceptance of any partial payment of Base Rent or any other payments made by Tenant hereunder shall not constitute a waiver of any of Landlord’s rights, including, without limitation, the right to recover possession.

(b)                                 Abandonment. The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for fourteen (14) consecutive days (without the payment of Rent).

(c)                                  Failure to Perform. The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.1(a) and 15.1(b) above, if such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the ten (10) day period, no default shall exist if Tenant commences the curing of the default within the ten (10) day period and thereafter diligently prosecutes the same to completion. The ten (10) day notice described herein shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

(d)                                 Bankruptcy. The making by Tenant or any guarantor of this Lease of any general assignment for the benefit of creditors, the filing by or against Tenant or its guarantor of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant or its guarantor the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets at the Premises or Tenant’s interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

(e)                                  Misstatement. Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any guarantor in connection with negotiating or entering into this Lease or in connection with any Transfer under Section 14.1.

(f)                                   Breach of Other Leases or Agreements. The occurrence of a default under any lease or other agreement, other than this Lease, heretofore or hereafter made by Tenant for any office space, storage or rooftop area in the Building.

Section 15.2                            Landlord’s Right To Terminate Upon Tenant Default.  In the event of any default by Tenant as provided in Section 15.1 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of

Landlord’s election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such on award; plus (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (e) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subsections (a) and (b) above, “worth at the time of award” shall be computed by allowing interest on such amounts at the then highest lawful rate of interest at the time of award. As used in subsection (c) above, “worth at the time of award” shall be computed by discounting such amount by (x) the discount rate of the Federal Reserve Bank of San Francisco prevailing at the time of award plus (y) one percent (1%).

Section 15.3                            Mitigation of Damages.  If Landlord terminates this Lease or Tenant’s right to possession of the Premises, Landlord shall have no obligation to mitigate Landlord’s damages except to the extent required by applicable law. If Landlord has not terminated this Lease or Tenant’s right to possession of the Premises, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required to mitigate damages as provided herein: (a) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (b) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other projects owned by Landlord or its affiliates in the same geographic area, before re-letting the Premises or any portion of the Premises, and (c) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the Building is dependent on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Building at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages.

Section 15.4                            Landlord’s Right to Continue Lease Upon Tenant Default.  In the event of a default of this Lease by Tenant, and if Landlord does not elect to terminate this Lease as provided in Section 15.2 above, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease or at law or in equity. Without limiting the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s default and recover Rent as it becomes due, if Tenant has the right to Transfer, subject only to reasonable limitations). In the event Landlord re-lets the Premises, to the fullest extent permitted by law, the proceeds of any re—letting shall be applied first to pay to Landlord all costs and expenses of such re—letting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers’ fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

Section 15.5                            Right of Landlord to Perform.  All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant’s part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the maximum rate permitted by law from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

Section 15.6                            Default Under Other Leases.  If the term of any lease or other agreement, other than this Lease, heretofore or hereafter made by Tenant for any office space, storage or rooftop area in the Building, shall be terminated or terminable because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord’s sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 15.2

Section 15.7                            Non-Waiver.  Nothing in this Article shall be deemed to affect Landlord’s rights to indemnification for liability or liabilities arising prior to termination of this Lease or Tenant’s right to possession for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

Section 15.8                            Cumulative Remedies.  The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

Section 15.9                            Default by Landlord.  Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, which is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, except that in no event shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages. In recognition that Landlord must receive timely payments of Rent and operate the Building, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, except as specifically set forth in this Lease.

ARTICLE XVI
ATTORNEY’S FEES; INDEMNIFICATION

Section 16.1                            Attorneys’ Fees.  If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys’ fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys’ fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys’ fees incurred in collecting Rent or otherwise seeking interpretation of this Lease or enforcement against Tenant, its sublessees and assigns, of Tenant’s obligations under this Lease.

Section 16.2                            Indemnification.  Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys’ fees, in connection with the litigation.

ARTICLE XVII
SUBORDINATION AND ATTORNMENT

Section 17.1                            Subordination.  This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust (any such lessor, mortgagee or beneficiary is hereinafter referred to as a “Mortgagee”) shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust). Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.1. Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Section 17.1, a “Successor Landlord”) shall (a) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (b) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord’s succession to Landlord’s interest under this Lease; (c) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; (d) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; (e) not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord; (f) not be bound by any amendment or modification of the Lease or any cancellation of the same made without Successor Landlord’s prior written consent; (g) not be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to Landlord’s interest, and (h) not be bound by any obligation under the Lease to perform any work or to make any improvements to the demised Premises. Any obligations of any Successor Landlord under its respective lease shall be non-recourse as to any assets of such Successor Landlord other than its interest in the Building and its related improvements.

Section 17.2         Attornment.  If the interests of Landlord under the Lease shall be transferred to any superior Mortgagee or Successor Landlord or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, Tenant shall be bound to such Successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease, and Tenant shall attorn to and recognize as Tenant’s landlord under this Lease such Successor Landlord, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Successor Landlord’s succeeding to the interest of Landlord under the Lease.  Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.2.

Section 17.3         Mortgagee Protection.  Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided, that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee (hereafter the “Notified Party”). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord’s default.

ARTICLE XVIII
MISCELLANEOUS

Section 18.1         Quiet Enjoyment.  Provided, that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

Section 18.2         Rules and Regulations.  The Rules and Regulations attached hereto as Exhibit C are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building.

Section 18.3         Estoppel Certificates.  Tenant agrees at any time and from time to time, upon not less than ten (10) business days’ prior written notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, to any current or prospective Mortgagee or any assignee thereof, to any prospective purchaser of the land, improvements or both comprising the Building, and to any other party designated by Landlord, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month’s Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord’s or any predecessor landlord’s interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; or any other matter relating to this Lease or the Premises or, if so, specifying each such default. If there is a guaranty under this Lease, said guarantor shall confirm the validity of the guaranty by joining in the execution of the Estoppel Certificate or other documents so requested by Landlord or Mortgagee. In addition, in the event that such certificate is being given to any Mortgagee, such statement may contain any other provisions customarily required by such Mortgagee including, without limitations an agreement on the part of Tenant to furnish to such Mortgagee, written notice of any Landlord default and a reasonable opportunity for such Mortgagee to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, Landlord is hereby granted an irrevocable power-of-attorney, coupled with an interest, to execute such statement on Tenant’s behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant.

Section 18.4         Entry by Landlord.  Landlord may enter the Premises at all reasonable times upon at least one (1) business day prior notice (except in the event of an emergency, in which case no prior notice is required) to: inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord at all times shall have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant’s duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent.

Section 18.5         Landlord’s Lease Undertakings.  Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the “Lease Documents”), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant’s use of the Premises or the Building (collectively, “Landlord’s Lease Undertaking”) shall extend only to Landlord’s interest in the real estate of which the Premises demised under the Lease Documents are a part (“Landlord’s Real Estate”) and not to any other assets of Landlord or its beneficiaries; and (b) no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, OTR, an Ohio general partnership, Seagate Properties, Inc., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives. Tenant acknowledges that this Lease is executed by certain general partners of OTR, not individually but solely on behalf of, and as the authorized nominee and agent for, the State Teachers Retirement Board of Ohio, and Tenant and all persons dealing with Landlord waive any right to bring a cause of action against the individuals executing this Lease on behalf of Landlord and must look solely to the Landlord’s Real Estate for the enforcement of any claim against Landlord.

Section 18.6         Transfer of Landlord’s Interest.  In the event of any transfer of Landlord’s interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord under this Lease occurring after the date of such transfer, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this Lease, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Lease, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

Section 18.7         Holdover.  If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including, without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys’ fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

Section 18.8         Notices.  All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid return receipt requested, or by Federal Express or other nationally recognized courier service, addressed to Landlord at the address for Landlord get forth in Section 1.15 above and to Tenant at the address for Tenant set forth in Section 1.16 above, or, from and after the Commencement Date, to Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the time the same was posted.

Section 18.9         Brokers.  The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Section 1.18 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

Section 18.10       Communications and Computer Lines.  Tenant may, in a manner consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the “Lines”) at the Building in or serving the Premises, provided: (a) Tenant shall obtain Landlord’s prior written consent, which consent may be conditioned as required by Landlord, (b) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (c) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions.

(a)           New Lines.  Landlord may (but shall not have the obligation to): (a) install new Lines at the Property, and (b) create additional space for Lines at the Property, and adopt reasonable and uniform rules and regulations with respect to the Lines.

(b)           Line Problems.  Notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord’s agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant’s use of any Lines will be free from the following, (collectively called “Line Problems”): (a) any eavesdropping or wire-tapping by unauthorized parties, (b) any failure of any Lines to satisfy Tenant’s requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

(c)           Removal of Electrical and Telecommunication Wires, Lines and Equipment.

(i)            Landlord May Elect to Either Remove or Keep Wires. Within ten (10) days after the expiration or sooner termination of the Lease, Landlord may elect (“Election Right”) by written notice to Tenant to:

a.             retain any or all wiring, cables, riser, and similar installations appurtenant thereto installed by Tenant in the risers of the Building (“Wiring”);

b.             remove any or all such Wiring and restore the Premises and risers to their condition prior to the installation of the Wiring (“Wiring Restoration Work”). Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense; or

c.             require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense.

(ii)           Survival. The provisions of this Clause shall survive the expiration or sooner termination of the Lease.

(iii)          Condition of Wiring. In the event Landlord elects to retain the Wiring (pursuant to Paragraph (i)(a) hereof), Tenant covenants that:

a.             Tenant shall be the sole owner of such Wiring, that Tenant shall have the right to surrender such Wiring, and that such Wiring shall be free of all liens and encumbrances; and

b.             wiring shall be left in good condition; working order, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

(iv)          Landlord Retains Security Deposit. Notwithstanding anything contrary in Article V, Landlord may retain Tenant’s Security Deposit after the expiration or sooner termination of the Lease until the earliest of the following events:

a.             Landlord elects to retain the Wiring pursuant to Paragraph (i)(a);

b.             Landlord elects to perform the Wiring Restoration Work pursuant to Paragraph (i)(b) and the Wiring Restoration Work is complete and Tenant has fully reimbursed Landlord for all costs related thereto; or

c.             Landlord elects to require the Tenant to perform the Wiring Restoration Work pursuant to Paragraph (i)(c) and the Wiring Restoration Work is complete and Tenant has paid for all costs related thereto.

(v)           Landlord Can Apply Security Deposit. In the event Tenant fails or refuses to pay all costs of the Wiring Restoration Work within fifteen (15) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work.

(vi)          No Limit on Right to Sue. The retention or application of such Security Deposit by Landlord pursuant to this Clause does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity.

Section 18.11       Entire Agreement.  This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

Section 18.12       Amendments.  This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by Landlord.

Section 18.13       Successors.  Subject to the limitations expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

Section 18.14       Force Majeure.  Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord’s obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord’s obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

Section 18.15       Survival of Obligations.  Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

Section 18.16       Light and Air.  No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

Section 18.17       Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

Section 18.18       Severability.  In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

Section 18.19       Captions.  All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

Section 18.20       Interpretation.  Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

Section 18.21       Independent Covenants.  Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

Section 18.22       Number and Gender.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

Section 18.23       Time is of the Essence.  Time is of the essence of this Lease and the performance of all obligations hereunder.

Section 18.24       Joint and Several Liability.  If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant’s obligations hereunder.

Section 18.25       Exhibits.  Exhibits A (Floor Plan), B (Work Letter Agreement), C (Rules and Regulations), and D (Tenant Acceptance Letter), and are incorporated into this Lease by reference and made a part hereof.

Section 18.26       Acceptance of Lease; Counterparts.  If Landlord or Landlord’s agent offers this Lease to Tenant, such offer is made subject to Landlord’s acceptance and approval. Notwithstanding Tenant’s execution of this Lease, Tenant acknowledges that this Lease shall not be binding upon Landlord until such time as Landlord approves and executes this Lease, and Tenant receives a counterpart. The parties may execute several copies of this Lease. All copies of this Lease bearing signatures of the parties shall constitute one and the same Lease, binding upon all parties. The parties may exchange counterpart signatures by facsimile or electronic transmission and the same shall constitute delivery of this Lease with respect to the delivering party. If a variation or discrepancy among counterparts occurs, the copy of this Lease in Landlord’s possession shall control.

Section 18.27       No Counterclaim; Choice of Laws.  Landlord and Tenant agree that the laws of the State of California shall govern and that venue for any action between Landlord and Tenant shall be proper if brought in the City and County of San Francisco. If Landlord commences any unlawful detainer action or dispossessory proceedings, Tenant agrees not to consolidate such action or proceeding with any other proceeding, and waives any right to assert any counterclaim in such action or proceeding.

Section 18.28       Rights Reserved by Landlord.  Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (a) to change the name or street address of the Building; (b) to install, affix and maintain all signs on the exterior and/or interior of the Building; (c) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article IX, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, equipment, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of Premises, having the same type of exposure, and used for substantially the same purposes that are generally prevailing in comparable office buildings in the area; (d) to change the location of any other tenant, the arrangement, size, character, use or location of entrances or passageways, doors, doorways, corridors, elevators, escalators, stairs, landscaping, toilets or any other part of the Building, or to change common area to tenant space and tenant space to common area; (e) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (f) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant’s employees; (g) to prohibit the placement of video or other electronic games in the Premises; (h) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (i) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (j) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or exiting the Building; (k) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (l) to retain at all times master keys or pass keys to the Premises. None of the foregoing shall result in any liability of Landlord to Tenant.

Section 18.29       Asbestos.  Tenant acknowledges that it has been expressly disclosed to Tenant by Landlord’s Managing Agent that the Building and the Premises contain asbestos containing materials (“ACM”). The acknowledgment by Tenant of the ACM does not in any manner impose any liability or responsibility on Tenant for removal, treatment, or abatement of such ACM or any responsibility whatsoever regarding such ACM provided, however, that Tenant shall comply with all applicable laws and regulations in connection with any work in the Premises including, but not limited to, work which requires entry into the ceiling.

Section 18.30       Specified Disputes.  If Landlord and Tenant are unable for any reason to timely agree on (i) the correction of alleged errors in Landlord’s Statement as provided in Section 4.4(b) (“Specified Dispute”), then Landlord and Tenant agree that all Specified Disputes shall be resolved pursuant to the neutral binding alternative dispute resolution process (“ADR Process”) described below. Landlord and Tenant (acting together or individually) shall submit a notice of a Specified Dispute (“Notice of Dispute”) to JAMS (defined below) which Notice sets forth the details of the dispute and requests JAMS to implement the ADR Process set forth below.

Section 18.31       ADR Process.  The Notice of Dispute shall be delivered to the San Francisco office of Judicial Arbitration and Mediation Service (“JAMS”) for binding resolution pursuant to the ADR Process. The ADR Process shall be conducted according to the following procedure:

(a)           The ADR Process shall be conducted in San Francisco, California.

(b)           JAMS shall promptly select a single retired California Superior Court Judge to be the hearing officer (“Hearing Officer”). The Hearing Officer shall not have any actual or perceived conflict of interest with Landlord or Tenant, any affiliate or subsidiary or their respective counsel and absent any conflict, neither Landlord nor Tenant shall have the right to object to the Hearing Officer. The Hearing Officer shall have extensive and recent civil trial experience and shall not have been primarily a criminal courts judge during his/her career. The first hearing day shall be scheduled not later than thirty (30) calendar days following appointment of the Hearing Officer and the hearing process shall be concluded within thirty (30) calendar days from commencement.

(c)           The Hearing Officer shall preside over the ADR Process, shall accept relevant evidence, and may (in her/her discretion) hear live testimony of the parties and their expert and other witnesses, examine and cross-examine the parties and their witnesses, allow counsel to examine and cross-examine witnesses, hear arguments of counsel, and otherwise conduct and control a hearing as if he/she were sitting as a California Superior Court Judge without a jury. At the conclusion of the hearing, the Hearing Officer shall orally announce a tentative decision as to the disagreement(s) which form the basis of the Specified Dispute(s). In announcing the tentative decision and in rendering the Final Award (defined below), the Hearing Officer shall be required to follow California law in the interpretation of any document or agreement (including this Lease), in admitting evidence and in fashioning a remedy. The Hearing Officer shall not have the power or authority to award any amount in the nature or character of punitive or exemplary damages, but shall have the power to issue an award for compensatory damages based on breach or default of the Lease, shall have the power to issue injunctive or other equitable relief where appropriate, shall have the power to issue a judgment for unlawful detainer of the Premises, and shall have the power to issue an award for attorneys’ fees and costs as allowed by this Lease.

(d)           Within ten (10) calendar days following conclusion of the oral hearing, the Hearing Officer shall prepare and deliver to each of the parties a written decision, accompanied by a statement of facts, law, underlying reasons and conclusions necessary to fully explain his/her decision (“Final Award”). If the Final Award requires payment by one party of any amount of money to the other party, the Hearing Officer shall require that payment be made within thirty (30) calendar days following issuance of the Final Award, and, if payment is not timely made, the Final Award shall provide the party to whom payment is due with the right but not the obligation to seek immediate enforcement of the Final Award by a court of competent jurisdiction.

(e)           The Final Award shall be binding on each party to the dispute, shall be admissible in any court of law for any purpose reasonably related thereto (including, but not limited to, for the purpose of determining whether or not a breach or default under the Lease has occurred), and either party may petition the California Superior Court to enter the Final Award as the final judgment and award of the court and/or to enforce enforcement of a Final Award.

(f)            Each party shall pay one-half of the fees and costs for JAMS and the Hearing Officer. If advance payment or deposit is required prior to commencement of the ADR Process, each party to the dispute hereby represents and warrants that it will timely pay and deposit said amount. The failure to timely pay any amounts requested by the Hearing Officer or JAMS shall constitute an immediate and material event of default and if said amounts are not timely paid following receipt of a five (5) business day notice and demand to pay, the Hearing Officer shall be required (without the taking of any evidence or testimony) to issue a Final Award in favor of the party to the dispute timely paying its fees, on the terms and conditions requested by said party, which shall be final and binding.

Section 18.32                     Signage and Keys.  Upon move-in, Tenant shall receive from Landlord at Landlord’s cost:

(a)                                 One (1) suite sign insert which includes insert and one (1) line of verbiage

(b)                                 One (1) elevator lobby strip

(c)                                  Building standard identification in the digital directory located in the main lobby

(d)                                 Two (2) suite keys and two (2) restroom guest keys

All signage shall be in accordance with Building Standard signage specification and is subject to Landlord’s prior reasonable approval. Additional signage and keys may be purchased with no mark-up through Seagate Properties, Inc.

[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:	TENANT:

OTR, an OHIO GENERAL PARTNERSHIP, as Nominee of The State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio	GUIDANCE SOFTWARE, INC., a Delaware corporation

By:	By:
Its:	Its:
Date:	Date:

EXHIBIT A

FLOOR PLAN OF PREMISES

This Exhibit A is attached to and made a part of that certain Office Lease by and between OTR, an Ohio General Partnership, as Nominee of the State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio, as Landlord, and GUIDANCE SOFTWARE, INC., a Delaware corporation, as Tenant, in the Building commonly referred to as 44 Montgomery Street.

1

EXHIBIT B

WORK LETTER AGREEMENT

This Work Letter Agreement (this “Work Letter”) is executed simultaneously with that certain Office Lease (the “Lease”) between GUIDANCE SOFTWARE, INC., a Delaware corporation, as “Tenant”, and OTR, an Ohio General Partnership, as Nominee of The State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio, as “Landlord”, relating to demised premises (“Premises”) at the building commonly known as 44 Montgomery Street, San Francisco (the “Building”), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

1.                                      Landlord Work.  Landlord, at Landlord’s sole cost and expense (subject to the provisions of Section 4 below), shall cause Landlord’s designated contractor (“Contractor”) to construct the improvements to the Premises which are specifically described in the plans and specifications described on the attached Exhibit B-1 (the “Tenant Approved Plans”), using Building standard materials and finishes, except as otherwise set forth in the Tenant Approved Plans.  The scope of work is also described in the attached Exhibit B-2.  Notwithstanding the foregoing, after the execution hereof, Landlord shall prepare additional construction plans and specifications for the construction of the improvements, which construction plans and specifications shall be based on the Tenant Approved Plans and include only the additional information required for Contractor (or the applicable governmental agency) to obtain the required governmental permits for the construction of the improvements and for Contractor to secure complete bids from qualified contractors to construct the improvements.  Tenant shall promptly submit to Landlord (but in no event later than five (5) business days after Landlord’s request) any information required by Landlord to complete such construction plans and specifications.  Landlord shall deliver the completed construction plans and specifications to Tenant for Tenant’s review and Tenant shall provide its written approval or disapproval thereof within five (5) business days of its receipt thereof.  Landlord shall promptly revise the construction plans and specifications to address any reasonable objections raised by Tenant and shall promptly resubmit appropriately revised construction plans and specifications to Tenant.  This procedure shall be followed until all objections have been resolved and the construction plans and specifications approved in writing by Tenant and Landlord; provided, however, that except for the first such revision, Tenant shall be responsible for any Tenant Delay (as defined below) in the completion of the Tenant Improvements resulting from any revision to the additional plans after the first revision by Tenant.  (The construction plans and specifications, as approved in writing by Tenant and Landlord, are hereinafter called the “Final Plans” and the improvements to be constructed in accordance with the Final Plans are hereinafter called the “Landlord Work.”)

2.                                      Construction; Substantial Completion.  Landlord shall perform the Landlord Work pursuant to the Final Plans in a good and workmanlike manner and in compliance with all Applicable Laws.  No asbestos-containing materials shall be used or incorporated in the Landlord Work.  No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Landlord Work.  Landlord shall cause

1

Contractor to commence the construction of the Landlord Work as soon as is reasonably possible after the approval by Landlord and Tenant of the Final Plans and receipt of any applicable permits.  Notwithstanding anything to the contrary herein, Landlord and Tenant shall cooperate with each other to resolve any space plan issues raised by applicable local building codes.  The Landlord Work shall be deemed to be “Substantially Completed” when they have, in Landlord’s reasonable judgment, been completed in accordance with the Final Plans, subject only to correction or completion of “Punch List” items, which items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair Tenant’s use of the Premises for Tenant’s business.  The definition of “Substantially Completed” shall also apply to the terms “Substantial Completion” and “Substantially Complete”.  The Landlord Work shall include warranties and guaranties that the subject materials and/or work shall be free of defect in materials and workmanship for a period of one (1) year following the date that the Landlord Work is Substantially Completed.  Landlord shall provide Tenant on or before the Commencement Date a certificate of occupancy (or a similar certificate customarily issued by the jurisdiction in which the Building is located) for the Premises from the applicable governmental agency.

3.                                      Changes.  If Tenant requests any change, addition or alteration in or to the Tenant Approved Plans or, once approved, the Final Plans (“Changes”), Landlord shall cause Landlord’s architect to prepare additional plans implementing such Change and Tenant shall reimburse Landlord for Landlord’s reasonable and actual architectural charges in connection therewith.  All Changes shall be subject to Landlord’s reasonable approval.  As soon as practicable after the completion of such additional plans, Landlord shall notify Tenant of the estimated cost of the Change.  Within three (3) business days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change.  If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any additional cost resulting from the Change, which cost shall be payable, at Landlord’s option, either prior to commencement of work on the Change or during the course of construction within fifteen (15) days after Tenant’s receipt of an invoice from Landlord.  If Tenant fails to approve the Change within such three (3) business day period, the requested Change shall not be incorporated into the Landlord Work.

4.                                      Tenant Delays.  Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Landlord Work and any increase in the cost of Landlord Work caused by (i) Tenant’s failure to respond to Landlord’s request for information required for the completion of the construction plans and specifications within five (5) business days of Landlord’s request, as required in Section 1 above, (ii) Tenant’s failure to provide its written approval or disapproval of the construction plans and specifications (or any revisions thereto) within five (5) business days of Tenant’s receipt thereof, (iii) any Changes requested by Tenant in the Tenant Approved Plans or, once approved, the Final Plans (including any cost or delay resulting from proposed changes that are not ultimately made), (iv) any failure by Tenant to timely pay any amounts due from Tenant hereunder within the time frames herein, including any additional costs resulting from any Change (it being acknowledged that if Tenant fails to make or otherwise delays making such payments, Landlord may stop work on the Landlord Work rather than incur costs which Tenant is obligated to fund but has not yet funded and any delay from such a work stoppage will be a Tenant Delay), (v) the inclusion in the Landlord Work of any so-

2

called “long lead” materials (such as fabrics, paneling, carpeting or other items that are not readily available within industry standard lead times (e.g., custom made items that require time to procure beyond that customarily required for standard items, or items that are currently out of stock and will require extra time to back order) and for which suitable substitutes exist), (vi) Tenant’s failure to respond within three (3) business days to reasonable inquiries by Landlord or Contractor regarding the construction of the Landlord Work, or (vii) any other delay requested or caused by Tenant. Each of the foregoing is referred to herein as a “Tenant Delay”.  If the date of Substantial Completion of the Landlord Work is delayed as a result of a Tenant Delay, then Tenant’s obligation to pay rent for the Premises shall be accelerated by the number of days of such delay.  Notwithstanding the foregoing, with respect only to the first two (2) instances of a Tenant Delay for which no time period is expressly provided for Tenant to perform, no Tenant Delay shall be deemed to have occurred unless and until Landlord has given Tenant written notice that an act or omission on the part of Tenant is about to occur or has occurred which will cause a delay and Tenant has failed to cure such delay within two (2) days after its receipt of such written notice.  No cure period shall be required or apply for the third (3rd) or any subsequent Tenant Delay; however, Landlord shall still be required to provide Tenant with notice of any such Tenant Delay.

3

EXHIBIT B-1

TENANT APPROVED PLANS

1

EXHIBIT B-2

SCOPE OF WORK

1.              Build an eat-in kitchen with (i) a new (stainless steel) sink, with hot and cold water, garbage disposal and dishwasher hookups (Tenant to provide dishwasher specifications and shall pay for dishwasher including the installation by Landlord’s contractor); (ii) new upper and lower cabinetry with Building standard laminate (color to be determined by Tenant); (iii) one copper water line for water machine, one copper water line for a refrigerator, and one copper water line for a coffee machine (water machine, coffee machine and refrigerator to be provided by Tenant including installation), and (iv) electrical outlets for microwave and coffee machines (separate circuits as needed). Coffee machine to be located as shown in the space plan in Tenant Approved Plans.

2.              Provide new hardware (to match hardware in kitchen) to the existing millwork in the storage room.

3.              Provided electrical outlet for Tenant’s copy machine (separate circuit – 110-127 volts, 10 amps).

4.              Build an IT/server room as shown in Tenant Approved Plans to support 2 racks of equipment including 1 three (3) ton supplemental HVAC system.  [In accordance with Section 7.1 of the Lease, the foregoing equipment shall be separately metered and Tenant shall be responsible for the cost of electricity for the use of such equipment within thirty (30) days after billing by Landlord.]

5.              Use existing large conference room - all lights shall be on dimmers. Landlord shall provide Tenant the existing lighting configuration/information for Tenant’s review.

6.              Use existing ten (10) private offices – add missing standard ‘glass side light’ to one office in Tenant Approved Plans.

7.              One wall of the conference room and all offices shall be painted with “Wink” dry erase paint.

8.              Create one interior small/medium room (“Data Services Work Room”) as shown in Exhibit B to store one light-weight safe and 4 lateral file cabinets.

9.              Relocate the double-door entry to the area right off of the elevators and construct a “vestibule” enclosure as shown in Tenant Approved Plans.

10.       Replace any broken or stained ceiling tiles and fix existing ceiling grid as needed. Use existing lighting fixtures and repair / replace lighting fixtures as needed.

11.       Paint throughout Premises in Tenant’s selection of up to two (2) Building standard colors using Building standard paint.

12.       Install Building standard new carpet, and VCT in kitchen area, storage rooms, and IT/server room with new base throughout Premises in Tenant’s selection of Building standard color.  IT/server room requires non-static tiles. Demolish existing stone tile flooring in vestibule.

1

13.       Install electrical outlets and voice/data outlets in a ring-and-string configuration as shown in the attached power and electrical plan.

14.       Touch-up/re-stain wood office doors and entry doors.

15.       Clean HVAC air vents – perimeter and ceiling fixtures & repaint.

16.       Power & connections (conduit and junction box) ready for Tenant’s card reader access system on 3 doors (door hardware mechanism, wiring and card reader to be provided by tenant.

17.       Building standard mini blinds on exterior glass to be in good working order.

Tenant Alternates:

At Tenant’s sole option, Tenant shall have the right to include the following improvements which shall be completed as part of Landlord Work (the “Tenant Alternates”). Tenant shall notify Landlord prior to Landlord beginning the construction of Landlord Work if Tenant desires to include the Tenant Alternates (or portion thereof) into the Landlord Work. Landlord shall promptly provide to Tenant the estimated costs for each of the Tenant Alternates desired by Tenant for Tenant’s approval, and Tenant shall pay to Landlord within 15 days following receipt of Landlord’s invoice the actual cost of the Tenant Alternates selected by Tenant.

(i)	Under cabinet strip lighting on the upper cabinetry described in item number 1 in Landlord Work.

(ii)

Electrical in the IT/server room - 12,000 watts; one (1) 208v, 30 amp circuit, l6-30r terminated; and two (2) 120v, 20amp circuit, 5-20r terminated (4 receptacles per circuit). [In accordance with Section 7.1 of the Lease, the foregoing equipment shall be separately metered and Tenant shall be responsible for the cost of electricity for the use of such equipment within thirty (30) days after billing by Landlord.]

(iii)	One floor core outlet in the large conference to support conference table.

(iv)	Wall backing & power/data outlets for 1 or 2 monitors.

(v)	Electrical and conduit for projector in ceiling in large conference room.

(vi)	Film on all interior glass.

(vii)	Upgraded flooring in vestibule (Tenant shall pay for the difference in cost between Building standard carpeting and upgraded flooring selected by Tenant.

(viii)	Power & connections (conduit and junction box) ready for Tenant’s card reader access system on 2 doors (door hardware mechanism, wiring and card reader to be provided by Tenant.

2

EXHIBIT C

RULES AND REGULATIONS

(1)                                 The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of Landlord and its tenants, provided, that nothing herein contained shall be to prevent such use by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

(2)                                 No awnings or other projections shall be attached to the outside walls or surfaces of the Building nor shall the interior or exterior of any windows be coated without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces within the Building must be fluorescent and of quality, type, design and bulb color approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

(3)                                 No sign, picture, plaque, advertisement, notice or other material shall be exhibited, painted, inscribed or affixed by any tenant or any part of, or so as to be seen from the outside of, the Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

(4)                                 The toilets and wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

(5)                                 No tenant or its officers, agents, employees or invitees shall mark, paint, drill into, or in any way deface any part of the Premises or the Building, except for the installation of typical office fixtures such as pictures, shelves and boards. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

(6)                                 No animals of any kind (other than assistance animals, in each case trained and licensed as such) shall be brought into or kept in or about the Premises and no cooking shall be done or permitted by any tenant on the Premises except that microwave cooking in a UL-approved microwave oven and the preparation of coffee, tea, hot chocolate and similar items for

1

the tenant and its employees and business visitors shall be permitted. Tenant shall not cause or permit any unusual or objectionable odors to escape from the Premises.  Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

(7)                                 The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal Purposes.

(8)                                 No tenant or its officers, agents, employees or invitees shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

(9)                                 No tenant or its officers, agents, employees or invitees shall throw anything out of doors, balconies or down the passageways.

(10)                          Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Premises.

(11)                          No tenant or its officers, agents, employees or invitees shall at any time use, bring or keep upon the Premises any flammable, combustible, explosive, foul or noxious fluid, chemical or substance, or do or permit anything to be done in the leased Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

(12)                          No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of this tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

(13)                          All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. The moving of safes or other or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his or her supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to

2

exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prohibit or impose conditions upon the installation on the Premises of heavy objects which might overload the building floors. Landlord will not be responsible for loss of or damage to any safes, freight, bulky articles or other property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

(14)                          No tenant shall purchase or otherwise obtain for use in the Premises water, ice, towel, vending machine, janitorial, maintenance or other like services, or accept barbering or bootblacking services, except from persons reasonably authorized by Landlord, and at hours and under reasonable regulations fixed by Landlord.

(15)                          Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

(16)                          Landlord reserves the right to exclude from the Building between the hours of 10:00 p.m. and 7:00 a.m. and at all hours of Saturdays, Sundays and legal holidays all persons who do not present a pass signed by Landlord. Landlord shall furnish passes to persons for whom any tenant requests in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same, by the closing of the gates and doors or otherwise, for the safety of the tenants and others and the protection of the Building and the property therein.

(17)                          Any outside contractor employed by any tenant shall, while in the Building, be subject to the prior written approval of Landlord and subject to the Rules and Regulations of the Building. Tenant shall be responsible for all acts of such persons and Landlord shall not be responsible for any loss or damage to property in the Premises, however occurring.

(18)                          All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress, and left locked when not in use.

(19)                          The requirements of tenants will be attended to only upon application to the Office of the Building.

(20)                          Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

(21)                          All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

3

(22)                          No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord, except as set forth in the Lease or installed by Landlord as part of the Landlord Work.

(23)                          There shall not be used in any space, or in the public halls of the Building either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

(24)                          Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. All such work shall be effected pursuant to permits issued by all applicable governmental authorities having jurisdiction.

(25)                          No vendor with the intent of selling such goods shall be allowed to transport or carry beverages, food, food containers, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

(26)                          Tenants shall cooperate with Landlord in the conservation of energy used in or about the Building, including without rotation, cooperating with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes or other window coverings when the sun’s rays fall directly on windows of the Premises, and closing windows and doors to prevent heat loss. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, lighting, ventilating and air conditioning system and shall not place bottles, machines, parcels, or any other articles on the induction unit enclosure so as to interfere with air flow. In addition, Tenant shall not obstruct, alter, or in any way impair the proper circulation and regular maintenance and repair of the induction unit by placing furniture less than 18 inches from the induction unit. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves, and shall in general use heat, gas, electricity, air conditioning equipment and heating equipment in a manner compatible with sound energy conservation practices and standards.

(27)                          All parking ramps and areas, pedestrian walkways, plazas, and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

(28)                          Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

(29)                          Tenant and its employees, agents, subtenants, contractors and invitees shall comply with all applicable “nonsmoking” ordinances and, irrespective of such ordinances, shall not smoke or permit smoking of cigarettes, cigars or pipes outside of Tenant’s Premises (including plaza areas) in any portions of the Building except areas specifically designated as smoking areas by Landlord. If required by applicable ordinance, Tenant shall provide smoking areas within Tenant’s Premises.

4

In the event of a conflict between the Lease and these Rules and Regulations, the terms of the Lease shall prevail.

5

EXHIBIT D

TENANT ACCEPTANCE LETTER

20

Guidance Software, Inc.

Attn:

44 Montgomery Street

Suite 750

San Francisco, CA 94104-4811

Re:                             44 Montgomery Street, Suite 750

Dear                           :

Please sign below to confirm that you accept the Premises as complete under that certain Office Lease dated                 , 20      , by and between OTR, an OHIO GENERAL PARTNERSHIP, as Nominee of the State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio, and GUIDANCE SOFTWARE, INC., a Delaware corporation, and that the Commencement Date is                             , the Rent Commencement Date is                                           , and the Expiration Date is                           .

Sincerely,

SEAGATE PROPERTIES, INC.,
MANAGING AGENT FOR LANDLORD

By:
Its:
Date:

Acknowledged and Agreed:

Tenant:

GUIDANCE SOFTWARE, INC.,

a Delaware corporation

By:
Its:
Date:

1

DISABILITY ACCESS OBLIGATIONS NOTICE PURSUANT TO
SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38

Before you, as the Tenant, enter into a lease with us, the Landlord, for the following property:  44 Montgomery Street, San Francisco, California (the “Property”), please be aware of the following important information about the lease:

You May Be Held Liable for Disability Access Violations on the Property.  Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws.  You may wish to consult with an attorney prior to entering this lease to make sure that you understand your obligations under Federal and State disability access laws.  The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language.  For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property.  Under City law, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property.  The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws.  You may wish to review those provisions with your attorney prior to entering this lease to make sure that you understand your obligations under the lease.

PLEASE NOTE:  The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

Landlord:	Tenant:

OTR, an OHIO GENERAL PARTNERSHIP, as Nominee of The State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio	GUIDANCE SOFTWARE, INC. a Delaware corporation

By:
Its:
By:	Date:
Its:
Date:

1

ACKNOWLEDGEMENT OF RECEIPT OF SMALL BUSINESS COMMISSION
ACCESS INFORMATION NOTICE

Re:                             Office Lease dated                              by and between OTR, an OHIO GENERAL PARTNERSHIP, as Nominee of the State Teachers Retirement Board of Ohio, a statutory organization created by the laws of Ohio, as “Landlord” and the undersigned as “Tenant”

The undersigned Tenant hereby acknowledges that Landlord has provided Tenant a copy of the Small Business Commission’s Access Information Notice as required by San Francisco Administrative Code Section 38.3(d).  Tenant confirms that such notice was provided in Tenant’s requested language, which is English unless otherwise specified as follows:
                                                ☐  Chinese                                   ☐   Spanish

TENANT:

GUIDANCE SOFTWARE, INC.,
a Delaware corporation

By:
Name:
Title:

1